UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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J. ALEXANDER’S HOLDINGS, INC.
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(Name of person(s) filing proxy statement, if other than the registrant)

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J. ALEXANDER’S HOLDINGS, INC.

3401 West End Avenue, Suite 260

P.O. Box 24300

Nashville, Tennessee 37202

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of J. Alexander’s Holdings, Inc.:

The Annual Meeting of Shareholders of J. Alexander’s Holdings, Inc. (the “Company”) will be held at Redlands Grill, 2609 West End Avenue, Nashville, Tennessee 37203 at 9:30 a.m., central time, on Wednesday, May 31, 2017 for the following purposes:

(1)	To elect two Class II directors to hold office for a term of three years, or until their respective successors have been duly elected and qualified;

(2)	To approve the 162(m)-related provisions of the J. Alexander’s Holdings, Inc. 2015 Equity Incentive Plan, as amended (the “2015 Equity Incentive Plan”);

(3)	To ratify the appointment by the Company’s Audit Committee of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for fiscal year 2017; and

(4)	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only shareholders of record at the close of business on March 28, 2017 are entitled to notice of and to vote at the meeting or any adjournment or postponement thereof. Your attention is directed to the Proxy Statement accompanying this notice for a more complete statement regarding the matters to be acted upon at the meeting.

We are furnishing our proxy materials to you under Securities and Exchange Commission rules that allow companies to deliver proxy materials to their shareholders on the Internet. On or about April 11, 2017, we began mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) and provided access to our proxy materials on the Internet. The proxy materials include our 2016 Annual Report to Shareholders and the accompanying Proxy Statement.

We hope very much that you will be able to be with us. However, it is important that your shares be represented whether or not you are personally able to attend. Even if you plan to attend the Annual Meeting, please vote as instructed in the Notice, via the Internet or the telephone as promptly as possible to ensure that your vote is recorded. Alternatively, you may follow the procedures outlined in the Notice to request a paper proxy card to submit your vote by mail, which will require no postage if mailed in the United States. If you attend the meeting and your shares are registered in your name, you may withdraw your previously submitted proxy at that time and vote your shares in person.

By Order of the Board of Directors,

Goodloe M. Partee
Corporate Secretary

April 11, 2017

J. ALEXANDER’S HOLDINGS, INC.

3401 West End Avenue, Suite 260

P.O. Box 24300

Nashville, Tennessee 37202

PROXY STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS

May 31, 2017

The enclosed proxy is solicited by and on behalf of the Board of Directors (the “Board”) of J. Alexander’s Holdings, Inc. (the “Company”) for use at the 2017 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Wednesday, May 31, 2017, at 9:30 a.m., central time, at Redlands Grill, 2609 West End Avenue, Nashville, Tennessee 37203 and at any adjournments or postponements thereof, for the purposes set forth in the foregoing Notice of Annual Meeting of Shareholders.

We are furnishing proxy materials to our shareholders primarily via the Internet under rules adopted by the U.S. Securities and Exchange Commission (the “Commission”), instead of mailing printed copies of those materials to each shareholder. On April 11, 2017, we mailed to our shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials, including our Proxy Statement and our 2016 Annual Report to Shareholders. The Notice of Internet Availability of Proxy Materials also instructs you on how to access your proxy card electronically to vote via the Internet or by telephone.

This process is designed to expedite the shareholders’ receipt of proxy materials, lower the cost of the Annual Meeting and help conserve natural resources. Shareholders who would prefer to continue to receive printed proxy materials should follow the instructions included in the Notice of Internet Availability of Proxy Materials.

Proxies may be solicited by mail or by telephone. All costs of this solicitation will be borne by the Company. The Company does not anticipate paying any compensation to any party other than its regular employees for the solicitation of proxies, but may reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to beneficial owners.

All valid proxies properly executed and received by the Company prior to the Annual Meeting will be voted in accordance with the choices specified thereon. If no choice is specified, the shares will be (a) voted FOR the election of the director nominees named herein, (b) voted FOR the approval of the 162(m)-related provisions of the 2015 Equity Incentive Plan and (c) voted FOR ratification of the appointment of KPMG as the Company’s independent registered public accounting firm for fiscal year 2017. The Board does not know of any other matters which will be presented for action at the meeting, but the persons named in the proxy intend to vote or act with respect to any other proposal which may be properly presented for action according to their best judgment in light of the conditions then prevailing.

A proxy may be revoked by a shareholder at any time before its exercise by attending the meeting and voting in person, by filing with the Corporate Secretary of the Company a written revocation, by duly executing a proxy bearing a later date or by casting a new vote by telephone or the Internet.

METHOD OF COUNTING VOTES

Each share of the Company’s Common Stock, $0.001 par value (the “Common Stock”), issued and outstanding on March 28, 2017 (the “Record Date”), will be entitled to one vote on all matters to come before the meeting. As of the Record Date, there were outstanding 14,695,176 shares of Common Stock.

Unless a contrary choice is indicated, all duly executed proxies will be voted in accordance with the instructions set forth on the proxy card. If you do not own your shares directly, but instead are the beneficial owner of shares held in “street name” by a broker, your broker, as the record holder of the shares, must vote those shares in accordance with your instructions. If you do not give instructions to your broker, your broker can vote shares only with respect to “discretionary” items, which include matters that are considered routine. On “non-discretionary” items for which you do not give instructions, your shares will be counted as “broker non-votes.” Uncontested director elections (such as the election of directors at this Annual Meeting) are not considered routine under the rules and regulations of the primary trading markets applicable to most brokers. As a result, most brokers do not have the ability to vote shares held in street name with respect to the election of directors unless the broker has received voting instructions from the beneficial owner of the shares. It is therefore important that you provide instructions to your broker if your shares are held in street name by a broker so that your vote with respect to the election of directors is counted.

Only the proposal to ratify the appointment of KPMG as the Company’s independent registered public accounting firm for fiscal year 2017 is considered routine and therefore may be voted upon by your broker if you do not give instructions for the shares held in street name by your broker.

Abstentions and broker non-votes will be counted as present for purposes of determining the existence of a quorum. Directors will be elected by a plurality of the votes cast in the election by the holders of the Common Stock represented and entitled to vote at the Annual Meeting. Abstentions and broker non-votes will not be counted as votes for or against any director nominee. Ratification of the appointment of KPMG as the Company’s independent registered public accounting firm for fiscal year 2017 and approval of the 162(m)-related provisions of the 2015 Equity Incentive Plan and any other matters that may properly come before the meeting or any adjournment or postponement thereof shall be approved by the affirmative vote of a majority of the votes cast by holders of Common Stock represented and entitled to vote at the Annual Meeting, and abstentions and non-votes will have no effect on the outcome of the vote.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 28, 2017, certain information with respect to those persons known to the Company to be the beneficial owners (as defined by certain rules of the Commission) of more than five percent of the Common Stock, its only voting security, and with respect to the beneficial ownership of the Common Stock by all directors, each of the executive officers named in the Summary Compensation Table, and all executive officers and directors of the Company as a group (nine persons). Except as otherwise specified, the shares indicated are presently outstanding.

Name and Address of Beneficial Owner	Amount of Common Stock Beneficially Owned(1)		Percentage of Outstanding Common Stock
Blackrock, Inc. 55 East 52nd Street New York, NY 10055	1,565,932	(2)	10.66%
Eminence Capital, LP 65 East 55th Street, 25 Floor New York, NY 10022	1,247,441	(3)	8.49%
Marathon Partners Equity Management, LLC 60 East 42nd Street, Suite 2306 New York, NY 10165	765,000	(4)	5.21%
Newport Global Opportunities Fund I-A LP 21 Waterway Avenue, Suite 150 The Woodlands, TX 77380	1,627,991	(5)	11.08%
River Road Asset Management, LLC 462 South 4th Street, Suite 2000 Louisville, KY 40202	1,208,254	(6)	8.22%
Douglas K. Ammerman**	12,754	(7)	*
Timothy T. Janszen**	1,632,991	(5) (8)	11.11%
Ronald B. Maggard, Sr.**	46,177	(9)	*
Frank R. Martire**	105,000	(10)	*
Raymond R. Quirk**	97,771	(11)	*
Lonnie J. Stout II****	62,155	(12)	*
J. Michael Moore***	16,725	(13)	*
Mark A. Parkey***	51,337	(14)	*

All directors and executive officers as a group	2,029,660	(15)	13.73%

*	Less than one percent.
**	Director.
***	Named executive officer.
****	Director and named executive officer.
(1)	Unless otherwise indicated, each shareholder has sole voting and dispositive power with respect to all shares shown. Unless otherwise noted, the address of each beneficial owner is c/o J. Alexander’s Holdings, Inc., 3401 West End Avenue, Suite 260, P.O. Box 24300, Nashville, TN 37202.
(2)	BlackRock, Inc. (“BlackRock”) has sole voting power with respect to 1,439,854 of these shares and sole dispositive power with respect to all 1,565,932 shares. Information is based solely on the Schedule 13G/A filed with the Commission by BlackRock on January 12, 2017.
(3)

Eminence Capital, L.P., a Delaware limited partnership (“Eminence Capital”), has shared voting and dispositive power with respect to all 1,247,441 shares. Eminence GP, LLC, a Delaware limited liability company (“Eminence GP”) is also deemed to have shared voting and dispositive power with respect to 1,063,625 of such shares. As described in a Schedule 13G/A filed with the Commission on February 14, 2017: (i) the shares are held for the account of various partnerships and investment funds (collectively, the “Eminence Funds”); (ii) Eminence Capital serves as the management company to the Eminence Funds and, therefore, may be deemed to have shared voting and dispositive power over the shares held for the accounts of the Eminence Funds; (iii) Eminence GP serves as general partner or managing member of the Eminence Funds and may be deemed to have shared voting and dispositive power over all of the shares held for the accounts of the Eminence Funds; and (iv) Ricky C. Sandler is the Chief Executive Officer of Eminence Capital and the managing member of Eminence GP and may be deemed to have shared voting and dispositive power with respect to all shares directly owned by the Eminence Funds. Mr. Sandler’s address is 65 East 55th Street, 25th Floor, New York, NY 10022. Information is based solely on the Schedule 13G/A filed with the Commission by Eminence Capital, Eminence GP and Mr. Sandler on February 14, 2017.
(4)	Marathon Partners Equity Management, LLC (“Marathon”) has shared voting power and sole dispositive power with respect to all 765,000 shares. Mario Cibelli is the Managing Partner of Marathon. As a result, Mr. Cibelli may be deemed to own beneficially, and holds voting and dispositive power with respect to, all 765,000 shares. Mr. Cibelli’s address is c/o Marathon Partners Equity Management, LLC, One Grand Central Place, 60 East 42nd Street, Suite 2306, New York, NY 10165. Marathon’s address is the same. Information is based solely on the Schedule 13G filed with the Commission by Marathon and Mario Cibelli on January 27, 2017.
(5)	Newport Global Opportunities Fund I-A LP (“Newport”) has shared voting and dispositive power with respect to all 1,627,991 shares. Timothy T. Janszen is the Chief Executive Officer of Newport Global Advisors LLC, which is the general partner of Newport Global Advisors LP, the investment advisor to Newport. As a result, Mr. Janszen may be deemed to own beneficially, and holds voting and dispositive power with respect to, all 1,627,991 shares. Mr. Janszen’s address is c/o Newport Global Advisors LP, 21 Waterway Avenue, Suite 150, The Woodlands, TX 77380.
(6)	River Road Asset Management, LLC (“River Road”) has sole voting power with respect to 971,510 of these shares and sole dispositive power with respect to all 1,208,254 shares. Information is based solely on the Schedule 13G filed with the Commission by River Road on January 12, 2017.
(7)	Includes 5,000 shares issuable upon the exercise of certain options held by Mr. Ammerman.
(8)	Includes 5,000 shares issuable upon the exercise of certain options held by Mr. Janzen.
(9)	Includes 5,000 shares issuable upon the exercise of certain options held by Mr. Maggard and 41,177 shares of common stock held by the Ronald B. Maggard Revocable Trust.
(10)	Includes 5,000 shares issuable upon the exercise of certain options held by Mr. Martire and 100,000 shares of common stock held by a family trust of which Mr. Martire and his spouse are co-trustees.
(11)	Includes 5,000 shares issuable upon the exercise of certain options held by Mr. Quirk, 84,737 shares of common stock held by Quirk 2002 Trust and 2,716 shares of common stock held by the Raymond Quirk 2004 Trust.
(12)	Includes 31,250 shares issuable upon the exercise of certain options held by Mr. Stout.
(13)	Includes 13,750 shares issuable upon the exercise of certain options held by Mr. Moore.
(14)	Includes 13,750 shares issuable upon the exercise of certain options held by Mr. Parkey.
(15)	Includes 87,500 shares issuable upon the exercise of certain options held by the directors and executive officers.

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

Our Board is divided into three classes with one-third of the directors up for election each year. The class of each director and the year of their election is noted in their background information descriptions below. At the Annual Meeting, the shareholders will elect two Class II directors to serve a term of three years, or until their respective successors have been duly elected and qualified.

A director elected by the Board to fill a vacancy will hold office until the end of the term for which such director’s predecessor was elected, or if the vacancy arises because of an increase in the size of the Board, until the end of the term specified at the time of such director’s election or selection, and until that director’s successor has been elected and qualified or until his or her earlier resignation, disqualification, disability or removal.

Election of directors requires a plurality of the votes cast in such election. It is intended that shares represented by the enclosed proxy will be voted FOR the election of the nominees named below unless a contrary choice is indicated. Each of the nominees is presently a director of the Company and has been nominated to serve on the Board as a result of his or her particular skills, attributes and professional experience. For additional discussion of the Company’s director nomination criteria, please see “Nominating and Corporate Governance Matters” below. Management believes that all of the nominees will be available and able to serve as directors, but if for any reason any should not be available or able to serve, it is intended that such shares will be voted for such substitute nominees as may be proposed by the Board.

The Class II nominees to be elected (serving a three-year term and then up for re-election in 2020) are:

Frank R. Martire

Raymond R. Quirk

Certain information with respect to each of these Class II nominees, as well as our other Class I and Class III directors, is set forth below, including their present positions, their principal occupations, current directorships held with other public companies, as well as directorships with other public companies during the past five years, their ages and the year first elected as a director. Individual qualifications, experiences and skills that contribute to the Board’s effectiveness as a whole, as determined by the Nominating and Corporate Governance Committee, are also described below.

BACKGROUND INFORMATION FOR CLASS II NOMINEES

Frank R. Martire Class II – Re-election in 2017 Director and Chairman of the Board Since 2015	Mr. Martire, 69, presently serves as Chairman of Fidelity National Information Services, Inc. (“FIS”), an international provider of financial technology and outsourcing services. Mr. Martire previously served as Executive Chairman of the Board from January 1, 2015 until December 31, 2016, and prior to that, as Chairman of the Board and Chief Executive Officer of FIS from April 1, 2012 until January 1, 2015 and President of FIS from 2009 until April 1, 2012. Mr. Martire joined FIS in 2009 after its acquisition of Metavante Technologies, Inc. (“Metavante”), a provider of financial technology services and software, regulatory advice and consulting, where he had served as Chairman of the Board and Chief Executive Officer. Mr. Martire served as director and Chief Executive Officer of Metavante from March 2003 to October 2009. Mr. Martire has also served on the board of directors of Fidelity Newport Holdings, LLC (“FNH”) since November 2016. FNH is the owner and operator of O’Charley’s, 99 Restaurant and Pub and other restaurant concepts and a majority owned subsidiary of Fidelity National Financial, Inc. (“FNF”). Mr. Martire’s qualifications to serve on our board include his leadership roles in business management, strategy and innovation, and his strong track record of building and maintaining shareholder value and successfully negotiating and implementing mergers and acquisitions.

Raymond R. Quirk Class II – Re-election in 2017 Director Since 2015	Mr. Quirk, 70, has served as the Chief Executive Officer of FNF, a provider of commercial and residential mortgage and diversified services, since December 2013. Before that, Mr. Quirk served as President of FNF beginning in April 2008. Mr. Quirk served as Co-President of FNF from May 2007 until April 2008, and as Co-Chief Operating Officer of FNF from October 2006 until May 2007. Mr. Quirk was appointed as President of FNF in 2002. Since joining FNF in 1985, Mr. Quirk has served in numerous executive and management positions, including Executive Vice President, Co-Chief Operating Officer and Division Manager and Regional Manager, with responsibilities for managing direct and agency operations nationally. As a member of our board of directors, Mr. Quirk contributes his significant expertise in executive management oversight related to a broad range of key responsibilities.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS OTHERWISE SPECIFY IN THEIR PROXIES.

BACKGROUND INFORMATION FOR CLASS I AND CLASS III DIRECTORS

NOT STANDING FOR RE-ELECTION IN 2017

Timothy T. Janszen Class I – Re-election in 2019 Director Since 2015	Mr. Janszen, 53, has been the Chief Executive Officer of Newport Global Advisors, L.P., an investment management firm, since September 2005. He also serves as Principal Executive Officer and Operating Manager of NGA Holdco, L.L.C., which holds equity in entities related to the gaming industry. Prior to joining Newport Global Advisors, Mr. Janszen held a number of positions, including Managing Director, at AIG Global Investment Group, an investment management firm, which he had joined in 2001. Mr. Janszen has been a director of the issuer since its formation. Additionally, Mr. Janszen served on the board of managers of our subsidiaries, J. Alexander’s Holdings, LLC (the “Operating LLC”) and J. Alexander’s, LLC, from February 2013 and January 2013, respectively, until September 2015. As a member of our board of directors, Mr. Janszen contributes strategic, financial and capital markets expertise and management experience through his career with investment advisory firms and service on the board of directors of several private companies in the restaurant and hospitality industry, including FNH, and in which Newport Global Advisors is a minority owner.

Ronald B. Maggard, Sr. Class I – Re-election in 2019 Director Since 2015	Mr. Maggard, 67, co-founded Maggard Enterprises, Inc., a former franchisee of Long John Silver’s and A&W restaurants in 1970 and has been its Chairman of the Board and President since 1972. He was a franchisee of quick-service restaurants for over 30 years. Mr. Maggard served as a director of Santa Barbara Restaurant Group and former Chairman of Checkers Drive-In Restaurants, Inc., until 2002 and a former director of Carl Karcher Enterprises from 2003-2004. He is currently a director of FNH. As a member of our board of directors, Mr. Maggard contributes his extensive experience as an owner, operator and franchisee of numerous restaurant operations.

Douglas K. Ammerman Class III – Re-election in 2018 Director Since 2015	Mr. Ammerman, 65, has served as a director of FNF since July 2005. Mr. Ammerman is a retired partner of KPMG, where he became a partner in 1984. Mr. Ammerman formally retired from KPMG in 2002. He serves as a director of FNF, William Lyon Homes, Inc. and Stantec Inc. Within the past five years, Mr. Ammerman also has served as a director of Remy International and El Pollo Loco, Inc. As a member of our board of directors, Mr. Ammerman contributes his significant financial and accounting background and expertise, including his 18 years as a partner with KPMG and his experience as a director on the boards of directors of other companies.

Lonnie J. Stout II Class III – Re-election in 2018 Director Since 2015	Mr. Stout, 70, has been a director and President and Chief Executive Officer of the Company since its formation. Prior to that time, he was a director/manager (as applicable), President and Chief Executive Officer of J. Alexander’s Corporation (“JAC”), the Operating LLC and J. Alexander’s, LLC (the successor entity to JAC), positions he has held since May 1986. Mr. Stout joined JAC in 1979 and held various leadership roles, including Executive Vice President and Chief Financial Officer of JAC from October 1981 to May 1984, a member of the board of directors of JAC from 1982 until October 2012 and as Chairman from July 1990 until October 2012. In November 2016, Mr. Stout became a director and the Executive Vice Chairman of FNH. The foregoing appointment was reviewed by the Audit Committee and determined not to interfere or conflict with Mr. Stout’s duties to the Company. Mr. Stout has over 30 years of experience in the hospitality, food services and restaurant business. His industry knowledge and experience make him a vital component to our board of directors.

SEPARATION OF THE COMPANY FROM

FIDELITY NATIONAL FINANCIAL, INC.

In the third quarter of fiscal year 2015, the Board of Directors of FNF approved the legal and structural separation of the Company from FNF, pursuant to which the Company became an independent, publicly-traded company (the “Spinoff”). In the Spinoff, which was completed on September 29, 2015, FNF distributed to all holders of its FNFV Group common stock (FNF’s tracking stock related to Fidelity National Financial Ventures, LLC (“FNFV”), a wholly-owned subsidiary of FNF), all of the shares of the Company’s common stock owned by it at a ratio of approximately 0.17271 shares of the Company’s common stock for every one share of FNFV Group common stock held by each such holder as of September 22, 2015, the record date for the Spinoff.

CORPORATE GOVERNANCE

General

The Company believes that good corporate governance is important to ensure that J. Alexander’s Holdings, Inc. is managed for the long-term benefit of its shareholders. The Company regularly reviews its corporate governance policies and practices and compares them to those suggested by various authorities on corporate governance and the practices of other public companies. The Company also continues to review the provisions of the Sarbanes-Oxley Act of 2002, the new and proposed rules of the Commission and the applicable listing standards of the New York Stock Exchange (the “NYSE”).

Board of Directors

The Company is managed under the direction of the Board, which oversees and delegates the conduct of the business to the Company’s executive officers and senior management. The Board held four meetings in 2016. Each of the incumbent directors of the Company attended each of (i) the total number of meetings held during 2016 by the Board while he was a director and (ii) the total number of meetings held during 2016 by all committees of the Board while he was a member of such committees.

The Board is currently led by Mr. Martire as the Chairman of the Board (“Chairman”). Our Corporate Governance Guidelines permit the roles of chairman of the board and chief executive officer to be filled by the same or different individuals. This allows the Board flexibility to determine whether the two roles should be combined or separated based upon our needs and the Board’s assessment of its leadership from time to time. In the event the position of Chairman is filled by a non-independent director, the Board will appoint a lead independent director.

At this time, the Board believes that our shareholders are best served by having an independent director serve as chairman of the Board. Our Board believes this leadership structure effectively allocates authority, responsibility, and oversight between management and the independent members of our Board. It gives primary responsibility for the operational leadership and strategic direction of the Company to our CEO, Mr. Stout, while the Chairman facilitates our Board’s independent oversight of management, promotes communication between senior management and other Board members about issues such as management development and succession planning, executive compensation, and company performance, engages with shareholders, presides at meetings of the Board, and leads our Board’s consideration of key governance matters.

The Board includes three standing committees: an Audit Committee, a Nominating and Corporate Governance Committee and a Compensation Committee. Each of these committees operates under a written committee charter, all of which can be accessed on the Company’s website at investor.jalexandersholdings.com, under the corporate governance section.

Director Independence

Our Corporate Governance Guidelines and the NYSE require that our Board consist of a majority of independent directors.

The Board has determined that each of the following directors and nominees, constituting a majority of our Board, qualifies as an “independent director” within the meaning of the NYSE listing standards, and that such persons do not otherwise have any relationship that, in the opinion of the Board, would interfere with the exercise of such person’s independent judgment in carrying out the responsibilities of a director:

Douglas K. Ammerman

Timothy T. Janszen

Ronald B. Maggard, Sr.

Frank R. Martire

The Nominating and Corporate Governance Committee has evaluated the Company’s relationships with each director and nominee and has recommended to our Board to make an affirmative determination that such director or nominee is independent. Under the Company’s Corporate Governance Guidelines, an “independent” director is one who meets the qualification requirements for being independent under applicable laws and the corporate governance listing standards of the NYSE.

Mr. Ammerman currently serves on the audit committee of more than three publicly traded companies, including, in addition to the Company: William Lyon Homes, Inc. (NYSE), FNF (NYSE) and Stantec Inc. (NYSE). Our Board has determined that Mr. Ammerman’s simultaneous service on the audit committees of more than three public companies does not impair his ability to serve effectively as a member of our Audit Committee.

The Nominating and Corporate Governance Committee and the Board evaluate the independence of directors and director nominees under the criteria established by the Commission and the NYSE for director independence and for Audit Committee membership, including Rule 10A-3 under the Securities Exchange Act of 1934, as amended (“Exchange Act”).

Role of the Board in Risk Oversight

One of the key functions of the Board is informed oversight of our risk management process. The Board administers this oversight function directly, with support from its three standing committees, the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee, each of which addresses risks specific to its respective areas of oversight. In particular, the Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements. The Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. The Nominating and Corporate Governance Committee monitors the effectiveness of our Corporate Governance Guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. The Nominating and Corporate Governance Committee also makes the initial determination as to whether directors are independent for purposes of relevant rules.

The independent directors meet regularly in executive session at the conclusion of Board meetings to review and discuss the Company’s management, operations, financial performance and material risks to the Company.

Board Member Attendance at Annual Meeting

The Company encourages each member of the Board to attend the Annual Meeting. Mr. Stout attended the 2016 Annual Meeting of Shareholders.

Board Committee Composition and Committee Functions

Committee/Current Members	Summary of Material Committee Functions
Audit Committee Current Members Mr. Ammerman (Chair) Mr. Janszen Mr. Martire Number of Meetings held in fiscal year 2016: Seven

•      Evaluating the performance, independence and qualifications of our independent auditors and determining whether to retain our existing independent auditors or engage new independent auditors;

•      Reviewing and approving the engagement of our independent auditors to perform audit services and any permissible non-audit services;

•      Reviewing our annual and quarterly financial statements and reports and discussing the statements and reports with our independent auditors and management;

•      Reviewing with our independent auditors and management significant issues that arise regarding accounting principles and financial statement presentation, and matters concerning the scope, adequacy and effectiveness of our financial controls;

•      Reviewing with management and our auditors any earnings announcements and other public announcements regarding material developments;

•      Establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and other matters;

•      Preparing the report of the Audit Committee that the Commission requires in our annual proxy statement;

•      Overseeing risks associated with financial matters such as accounting, internal controls over financial reporting and financial policies;

•      Reviewing and providing oversight with respect to any related party transactions and monitoring compliance with our code of ethics; and

•      Reviewing and evaluating, at least annually, the performance of the Audit Committee, including compliance of the Audit Committee with its charter.

Compensation Committee Current Members: Mr. Martire (Chair) Mr. Ammerman Mr. Maggard Number of Meetings held in fiscal year 2016: Four

•      Reviewing and recommending to our Board the compensation and other terms of employment of our executive officers;

•      Reviewing and recommending to our Board performance goals and objectives relevant to the compensation of our executive officers;

•      Evaluating and approving the equity incentive plans, compensation plans and similar programs advisable for us, as well as modification or termination of existing plans and programs;

•      Evaluating and recommending to our Board the type and amount of compensation to be paid or awarded to Board members;

•      Administering our equity incentive plans;

•      Reviewing and recommending to our Board policies with respect to incentive compensation and equity compensation arrangements;

•      Reviewing the competitiveness of our executive compensation programs and evaluating the effectiveness of our compensation policy and strategy in achieving expected benefits to us;

•      Evaluating and overseeing risks associated with compensation policies and practices;

•      Reviewing and recommending to our Board the terms of any employment agreements, severance arrangements, change in control protections and any other compensatory arrangements for our executive officers and other members of senior management;

•      Reviewing the adequacy of its charter on an annual basis; and

•      Reviewing and evaluating, at least annually, the performance of the Compensation Committee, including compliance of the Compensation Committee with its charter.

Nominating and Corporate Governance Committee Current Members: Mr. Maggard (Chair) Mr. Ammerman Number of Meetings held in fiscal year 2016: One

•      Reviewing and making recommendations to the Board regarding our board size and other corporate governance functions;

•      Identifying, evaluating, nominating and recommending individuals for membership on our Board;

•      Considering nominations by shareholders of candidates for election to our Board;

•      Considering and assessing the independence of members of our Board;

•      Evaluating director performance on our board of directors and applicable committees of our Board;

•      Reviewing the corporate governance guidelines and making any changes to such guidelines;

•      Periodically reviewing our policy statements; and

•      Evaluating, at least annually, the performance of the committees of the Board.

Nominating and Corporate Governance Matters

The Nominating and Corporate Governance Committee acts on behalf of the Board to identify individuals qualified to become Board members and to recommend to the Board nominees for each annual meeting of shareholders.

The policy of the Nominating and Corporate Governance Committee is to consider the qualifications of all properly submitted shareholder recommendations of candidates for membership on the Board. In its assessment of a candidate for Board membership, including properly submitted shareholder recommendations, the Nominating and Corporate Governance Committee may consider whatever factors it deems appropriate, including: personal qualities and characteristics, accomplishments and reputation, knowledge within the Company’s industry or industries relevant to the Company’s business, skills and personality that would promote an effective, collegial and responsive Board, and diversity of viewpoints, background, experience and other demographics. At a minimum, in the judgment of the Nominating and Corporate Governance Committee, a director nominee must:

•	be able to represent the interests of the Company and all of its shareholders and not be disposed by affiliation or interest to favor any individual, group or class of shareholders or other constituency;

•	possess relevant background, skills and abilities, and characteristics that fulfill the needs of the Board at that time;

•	possess the background and demonstrated ability to contribute to the Board’s performance of its collective responsibilities, through senior executive management experience, relevant professional or academic distinction, and/or a record of relevant civic and community leadership;

•	contribute important opinions and perspectives to Board deliberations as a result of diverse professional experience and personal background;

•	have the highest ethical character and share the core values of the Company as reflected in the Company’s Code of Business Conduct and Ethics;

•	have a reputation, both personal and professional, consistent with the image and reputation of the Company;

•	have relevant expertise and experience, and be able to offer advice and guidance to the chief executive officer based on that expertise and experience; and

•	have the ability and the willingness to devote the necessary time and energy to exercise sound business judgment.

The Nominating and Corporate Governance Committee will preliminarily assess each candidate’s qualifications and suitability. If it is the consensus of the Nominating and Corporate Governance Committee that a candidate is likely to meet the criteria for Board membership, the Nominating and Corporate Governance Committee will advise the candidate of the Nominating and Corporate Governance Committee’s preliminary interest and, if the candidate expresses sufficient interest, will arrange interviews of the candidate with one or more members of Nominating and Corporate Governance Committee and other members of the Board and will request such additional information from the candidate as the Nominating and Corporate Governance Committee deems appropriate.

If a majority of the Nominating and Corporate Governance Committee determine that the candidate is suitable and meets the criteria for Board membership, the candidate will be invited to meet with senior management of the Company, both to allow the candidate to obtain further information about the Company and to give management a basis for input to the Board regarding the candidate. On the basis of its assessment, and taking into consideration input from senior management, the Nominating and Corporate Governance Committee will formally consider whether to recommend the candidate’s nomination for election to the Board. Approval by a majority of the independent directors will be required to recommend the candidate’s nomination.

Upon recommendation from the Nominating and Corporate Governance Committee of a slate of directors for nomination at the Company’s annual meeting of shareholders, the Board will consider each candidate’s qualifications, the assessment of each individual’s background, skills and abilities, and whether such characteristics fulfill the needs of the Board at that time, and will confer and reach a collective assessment as to the qualifications and suitability of each candidate for Board membership. Approval by a majority of the Board will be required to nominate a candidate for election to the Board.

Shareholder Recommendations

Any shareholder recommendations submitted for consideration by the Nominating and Corporate Governance Committee must be made in accordance with the Company’s bylaws and applicable law, and include verification of the shareholder status of the person submitting the recommendation and the recommended candidate’s name and qualifications for Board membership and should be addressed to:

Corporate Secretary

J. Alexander’s Holdings, Inc.

3401 West End Avenue, Suite 260

P.O. Box 24300

Nashville, Tennessee 37202

Compensation Committee Matters

The Compensation Committee acts on behalf of the Board to establish the compensation of executive officers of the Company and to provide oversight of the Company’s compensation philosophy. The Compensation Committee also acts as the oversight committee with respect to the Company’s deferred compensation, stock and bonus plans covering executive officers and other senior management. In overseeing those plans, the Compensation Committee has the sole authority for administration and interpretation of the plans. The Compensation Committee has the authority to engage outside advisors to assist the Compensation Committee in the performance of its duties; however, the Compensation Committee may not delegate its authority to others.

The Compensation Committee is composed solely of non-employee directors of the Company. All compensation awards made by the Compensation Committee are approved by directors who are (i) independent as defined under the NYSE listing standards, (ii) non-employee directors for purposes of Section 16b-3 of the Exchange Act and (iii) outside directors for purposes of Section 162(m) of the Internal Revenue Code. The Compensation Committee has been given the responsibility to assist the Board in the discharge of its fiduciary duties with respect to the compensation of the executives and other employees of the Company, including the named executive officers, and the Company’s retirement and other benefit plans. As part of the Compensation Committee’s duties, the Compensation Committee, among other things, periodically reviews the Company’s philosophy regarding executive compensation and assesses the three main elements of the Company’s compensation. The Compensation Committee reports to the Board on its activities.

Generally, the Compensation Committee reviews the performance and compensation of the Chief Executive Officer and, following discussions with him and other advisors, if appropriate, establishes his compensation level. For the remaining named executive officers, the Chief Executive Officer makes recommendations for salary and bonus levels to the Compensation Committee that are generally approved. With respect to equity compensation awards, the Compensation Committee typically grants options based upon the initial recommendation of the Chief Executive Officer, and with additional or different terms deemed appropriate by the Compensation Committee.

The Compensation Committee generally will consider making equity awards periodically after the Compensation Committee has had an opportunity to review the Company’s financial results for the prior fiscal year and consider the Company’s expectations and projections for the current fiscal year. The Compensation Committee may grant awards or may determine not to grant any awards to some executives, based on its conclusion that the awards then currently outstanding effectively serve to properly incentivize the executive officers.

The Board sets non-management directors’ compensation at the recommendation of the Compensation Committee. See “Director Compensation” for more information.

The Company did not engage any outside compensation consultant during 2016. However, from time to time, Black Knight Advisory Services, LLC (the “Management Consultant”) provides strategic advice regarding the Company’s compensation and benefits programs pursuant to the Management Consulting Agreement with the Company. For further description of the Management Consulting Agreement and other services provided by the Management Consultant, as well as the fees paid to the Management Consultant by the Company, see “Certain Relationships and Related Party Transactions—Management Consulting Agreement with Black Knight Advisory Services, LLC.”

Governance Documents

The Company’s Board has adopted a Code of Business Conduct and Ethics applicable to the members of its Board and officers, including the Chief Executive Officer, Chief Financial Officer and the Company’s principal accounting officer. We also have adopted Corporate Governance Guidelines, which, in conjunction with our Charter, Bylaws and the respective charters of the Board committees, form the framework for our governance.

All of these documents may be accessed on the Company’s website at investor.jalexandersholdings.com, under the corporate governance section, or copies may be requested by writing to the following address: J. Alexander’s Holdings, Inc., 3401 West End Avenue, Suite 260, P.O. Box 24300, Nashville, Tennessee 37202. The Company will make any legally required disclosures regarding amendments to, or waivers of, provisions of the Code of Business Conduct and Ethics on its website.

Communications with Members of the Board

Any party interested in communicating directly with members of the Board may do so by writing to Board of Directors, c/o Corporate Secretary, J. Alexander’s Holdings, Inc., 3401 West End Avenue, Suite 260, P.O. Box 24300, Nashville, Tennessee 37202.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth certain summary information for the year indicated with respect to the compensation awarded to, earned by, or paid to the named executive officers for fiscal years 2016, 2015 and 2014 for their service as employees and officers of us and our subsidiaries.

Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)		Option Awards ($)(4)	All Other Compensation ($)(5)(6)		Total ($)
Lonnie J. Stout II President and Chief Executive Officer	2016 2015 2014	550,000 550,000 485,217	344,629 1,957,300 792,464	— 778,800 —	(7)	351,250 416,250 —	85,584 31,013 114,791	(8) (8)	1,331,463 3,733,363 1,392,472
Mark A. Parkey Executive Vice President and Chief Financial Officer	2016 2015 2014	227,500 211,500 203,667	71,276 448,495 166,316	— 233,640 —		168,600 183,150 —	113,793 43,162 172,743		581,169 1,119,947 542,726
J. Michael Moore Executive Vice President and Chief Operating Officer	2016 2015 2014	227,500 211,500 203,667	71,276 448,495 166,316	— 233,640 —		168,600 183,150 —	101,055 51,967 153,050		568,431 1,128,752 523,033

(1)	Amounts shown are not reduced to reflect the named executive officers’ contributions to the Company’s 401(k) and deferred compensation plans. Amounts shown are amounts actually earned by the named executive officer during the year.
(2)	Amounts shown for 2015 include a special recognition bonus of $1,250,000 for Mr. Stout and $312,500 for each of Mr. Moore and Mr. Parkey paid during 2015 in recognition of their efforts and contributions to the Company in connection with the completion of the Spinoff.
(3)	2015 amounts represent the grant date fair value of J. Alexander’s Holdings, LLC profits interest awards, determined in accordance with ASC Topic 718 “Compensation – Stock Compensation”. These profits interest awards issued to management have been be classified as equity awards, and compensation expense based on the grant date fair value is being recognized over the applicable vesting period of the grant in our financial statements. For additional information on the assumptions made in the valuation for the awards reflected in this column, please see Note 14 to the Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the year ended January 1, 2017, which is filed with the Commission (“Form 10-K”).
(4)	Represents the aggregate grant date fair value of the J. Alexander’s Holdings, Inc. stock option awards granted to the named executive officers determined in accordance with ASC Topic 718 “Compensation – Stock Compensation”. For additional information on the assumptions made in the valuation for the awards reflected in this column, please see Note 14 to the Consolidated Financial Statements contained in the Company’s Form 10-K.
(5)	Amounts shown reflect the value to each of the named executive officers of: the expense recognized by the Company relating to the vested benefit under their Amended and Restated Salary Continuation Agreements, as applicable, contributions allocated by the Company pursuant to the Company’s 401(k) and deferred compensation plans, an auto allowance, reimbursements for certain auto-related expenses, the Company’s reimbursement of employee medical insurance contributions, premiums paid for a supplemental medical reimbursement insurance plan, payments of supplemental disability insurance premiums, tax preparation and planning services and certain other modest benefits. Additionally, the Company made a one-time tax reimbursement payment related to the Amended and Restated Salary Continuation Agreements in 2016 for each of Messrs. Stout, Parkey and Moore. The amount paid on behalf of Mr. Stout was $50,510, the amount paid on behalf of Mr. Parkey was $14,656 and the amount paid on behalf of Mr. Moore was $8,484.

(6)	The following table details for each named executive officer the expense recognized by the Company relating to the named executive officer’s vested Amended and Restated Salary Continuation Agreement benefits. No amounts were actually paid to the employee.

Name	Non-Cash Expense Recognized Relating to the Vested Benefit Under the Amended and Restated Salary Continuation Agreements ($)
Lonnie J. Stout II	– (2016) (a) – (2015) (a) 88,617 (2014)
Mark A. Parkey	60,507 (2016) 6,075 (2015) 139,856 (2014)
J. Michael Moore	53,011 (2016) 15,601 (2015) 127,903 (2014)

(a)	As a result of forecasted interest rates for the 15-year period during which Mr. Stout is eligible to receive his vested benefit, we recognized income for the 2016 and 2015 fiscal years relating to our obligations with respect to Mr. Stout’s Amended and Restated Salary Continuation Agreement. Consequently, no amount of expense is reported in the “All Other Compensation” column of the Summary Compensation Table with respect to Mr. Stout’s Amended and Restated Salary Continuation Agreement for these periods.

(7)	Does not include any portion of the J. Alexander’s Holdings, LLC profits interest award granted to the Management Consultant on October 6, 2015, with respect to which Mr. Stout may be an indirect beneficiary as a result of his ownership in the Management Consultant. For additional information, see “Certain Relationships and Related Party Transactions—Management Consulting Agreement with Black Knight Advisory Services, LLC.”
(8)	Does not include any portion of the management fee paid to the Management Consultant, with respect to which Mr. Stout may be an indirect beneficiary as a result of his ownership in the Management Consultant. For additional information, see “Certain Relationships and Related Party Transactions—Management Consulting Agreement with Black Knight Advisory Services, LLC.”

NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE

Compensation Philosophy. The Company’s executive compensation program is administered by the Compensation Committee and compensates management primarily through a combination of base salary and annual cash incentives. The goal of the executive compensation program is to attract and retain talent through incentives that reward outstanding Company and individual performance and the creation of shareholder value. Base salaries are intended to provide cash compensation at a level appropriate for the named executive officers’ experience and responsibilities. The Company’s incentive compensation, which has historically taken the form of a cash incentive program, is designed to align a portion of the management incentives with the interests of our equity holders.

Base Salary. Base salaries are reviewed annually and may be adjusted in light of individual past performance, tenure, any change in the named executive officer’s position or responsibilities within our organization, or rates of inflation. The Compensation Committee reviews the base salary of the Chief Executive Officer and receives recommendations from the Chief Executive Officer regarding base salaries for the other named executive officers. Base salaries of the named executive officers commencing July 1, 2016 are listed in the table below.

Named Executive Officer	2016 Base Salary ($)
Lonnie J. Stout II	550,000
Mark A. Parkey	240,000
J. Michael Moore	240,000

Cash-Based Incentive Compensation. Part of our compensation philosophy is to incentivize the named executive officers using cash-based incentive compensation tied primarily to our business objectives. We approve the payment of annual cash incentive compensation, if earned, because we believe it rewards executives for achieving our shorter-term business objectives.

In fiscal year 2016, all named executive officers participated in our cash incentive bonus plan (the “Bonus Plan”) under which they were eligible to receive a cash payment based on the achievement of certain performance targets. Performance targets are set annually by the Compensation Committee of the board of directors and communicated to participants. The amount of the cash payment is a percentage of the officer’s annual base salary earned by the officer during the applicable fiscal year. Each participant in the Bonus Plan is assigned an annual award target expressed as a percentage of the participant’s base salary earned during the applicable fiscal year. This annual award target is generally determined based on seniority, level of responsibility within our organization, and such person’s ability to influence profitability, meet our stated objectives of operational excellence and ensure the integrity of our financial statements and our reputation in the business community. In addition, our Compensation Committee has the discretionary authority to modify the annual award target based on its assessment of the individual participant’s performance.

The Bonus Plan is designed to provide 100% of a participant’s annual award target for achieving targeted performance, 50% of a participant’s annual award target for achieving a minimum acceptable (threshold) level of performance (typically, 90% of the targeted performance level), and up to a maximum of 200% of a participant’s annual award target for achieving maximum performance (typically, 120% of the targeted performance level). Payouts between the threshold and maximum amounts are interpolated in 1% increments in relation to the performance level achieved. No payments will be made for performance below the threshold level.

The performance targets for fiscal year 2016 were calculated based on our achievement of designated levels of earnings before net interest expense, income taxes, depreciation, amortization, any pre-opening expenses, certain impairment charges, if applicable, along with adjustments for other items that do not reflect our performance for a given fiscal year (the “Plan Adjusted EBITDA”). The table below summarizes the potential cash incentives for each of our named executive officers based on our achievement of the threshold, target and maximum Plan Adjusted EBITDA goals for fiscal year 2016.

Named Executive Officer	Threshold Plan Adjusted EBITDA	Target Plan Adjusted EBITDA	Maximum Plan Adjusted EBITDA
Lonnie J. Stout II	50% of Base Salary	100% of Base Salary	200% of Base Salary
Mark A. Parkey	25% of Base Salary	50% of Base Salary	100% of Base Salary
J. Michael Moore	25% of Base Salary	50% of Base Salary	100% of Base Salary

As a result of our achievement of Plan Adjusted EBITDA between the threshold and target goals, each named executive officer received an award equal to approximately 62.7% of their targeted award level for fiscal year 2016, using the interpolation method described above. Consequently, Mr. Stout received a cash award pursuant to the Bonus Plan equal to 62.7% of his base salary earned in fiscal year 2016, and Messrs. Parkey and Moore each received a cash award pursuant to the Bonus Plan equal to 31.4% of their respective base salaries earned in fiscal year 2016.

Cash Bonuses. On occasion, we may award discretionary cash bonus payments to the named executive officers to reward superior individual performance during a fiscal year. No discretionary cash bonus payments were made during fiscal year 2016.

Profits Interest Incentive Awards. On January 1, 2015, the Operating LLC adopted a Management Incentive Plan and issued Class B Units of the Operating LLC’s equity incentive awards to certain members of our management team, including our named executive officers, and other key employees. Each Class B Unit represents a non-voting equity interest in the Operating LLC that entitles the holder to a percentage of the profits and appreciation in the equity value of the Operating LLC arising after the date of grant and after such time as an applicable hurdle amount is met. The hurdle amount for the Class B Units issued to our management in January 2015 was set at $180 million, which at such time was a reasonable premium to the estimated liquidation value of the equity of the Operating LLC. The Class B Units issued to management vested with respect to 50% of the granted Class B Units on the second anniversary of the date of grant and with respect to the remaining 50% on the third anniversary of the date of grant and require a six-month holding period post-vesting.

Mr. Stout received 442,500 Class B Units, and Messrs. Parkey and Moore each received 132,750 Class B Units on January 1, 2015. In conjunction with the Spinoff, the Operating LLC was recapitalized, and the Class B Units were adjusted on a pro-rata basis to 416,673 for Mr. Stout and 125,002 for each of Messrs. Parkey and Moore. These have a grant date fair value of $778,800 for Mr. Stout and $233,640 for each of Messrs. Parkey and Moore.

Vested Class B Units may be exchanged for, at the option of the Operating LLC, either (i) cash in an amount equal to the amount that would be distributed to the holder of those Class B Units by the Operating LLC upon a liquidation of the Operating LLC assuming the aggregate amount to be distributed to all members of the Operating LLC was equal to the implied valuation of the Company based upon its market capitalization on the date of exchange, (net of any assets and liabilities of the Company that are not assets or liabilities of the Operating LLC) or (ii) shares of our common stock with a fair market value equal to the cash payment under (i) above.

The Class B Units issued to our management have been classified as equity awards, and compensation expense based on the grant date fair value is being recognized over the applicable vesting period of the grant in our Consolidated Financial Statements. No additional Class B Units have been issued to any named executive officer since January 1, 2015.

Equity-Based Incentive Compensation. The Company awards non-qualified or incentive stock options to its executive officers under shareholder-approved plans on a periodic basis. The Compensation Committee has indicated that it awards stock options because it believes that stock options closely align employees’ interests with those of other shareholders because when the price of the Company’s stock increases from the price on the date of grant, the employee realizes value commensurate with increases to shareholder value generally.

The 2015 Equity Incentive Plan provides for the grant of non-statutory or incentive stock options, restricted stock, restricted stock units, and other stock-based awards to the Company’s employees, officers, directors or consultants. 1,500,000 shares are reserved for issuance under the 2015 Equity Incentive Plan. The Compensation Committee administers the 2015 Equity Incentive Plan, selects the individuals to whom options will be granted, determines the number of options to be granted, and the term and exercise price of each option. The number of options granted is based on the Compensation Committee’s conclusions on the sufficiency of the Company’s cash compensation and other benefits available to officers. Because the Compensation Committee has indicated that it believes a larger portion of more senior executives’ compensation should be tied to the Company’s performance, a larger number of options are granted to the more senior executive officers, decreasing incrementally based on position. Stock options granted pursuant to the terms of the 2015 Equity Incentive Plan generally cannot be granted with an exercise price of less than 100% of the fair market value on the date of the grant. The term of the options granted under the 2015 Equity Incentive Plan cannot be greater than 10 years. See Proposal No. 2 below for more information regarding the 2015 Equity Incentive Plan.

In November 2016, the Company made grants of 125,000 stock options to Mr. Stout, and grants of 60,000 stock options to each of Messrs. Parkey and Moore, respectively, all at an exercise price of $8.90 (the market price of the Company’s stock on the date of the grant). All of the options granted to the named executive officers in fiscal year 2016 vest ratably over four years and have a seven-year term.

Employment Agreements. On December 26, 2008, JAC entered into employment agreements with Messrs. Stout, Parkey and Moore, which were each subsequently amended on July 30, 2012. Mr. Parkey’s employment agreement was amended again on July 1, 2014. The agreements provide that each of the named executive officers will continue to serve in their current offices and such other office or offices to which he may be appointed or elected by the Board of Directors of JAC for the term of the agreement. Following the initial three-year term, each agreement has been subject to successive one-year automatic renewals unless either party gives written notice to the other party not less than 90 days prior to the end of the then-current term that it is electing not to extend the agreement. Each agreement provides for the named executive officer to continue to receive his current annual base salary as well as customary benefits, including remuneration pursuant to the Company’s cash compensation incentive plans (assuming applicable performance targets are met) or any long-term incentive award plans offered generally to executives of the Company and health insurance. Pursuant to the terms of each agreement, JAC also agreed to reimburse the named executive officer for all reasonable business expenses incurred by such named executive officer in performance of his duties. Compensation payable under the agreements is subject to annual review by the Compensation Committee of the Board and may be increased as the Compensation Committee deems advisable.

Each agreement provides for certain payments upon the termination of the named executive officer’s employment. Details of these payments and obligations are discussed below under the heading “Potential Payments Upon Termination or Change in Control.” In addition to these payments, if (i) the named executive officer is terminated other than as a result of death or for “cause” and (ii) the named executive officer does not obtain substantially similar health insurance coverage as provided for in his employment agreement, then once the period for which we are obligated to provide health insurance coverage under the employment agreement ends, we must use commercially reasonable efforts to make available to the named executive officer health insurance benefits for the named executive officer and his dependents under our then-existing health insurance plan at the named executive officer’s expense (and at no additional cost to the Company). Further, pursuant to the terms of each of the agreements, each named executive officer is prohibited from (i) competing with the Company (A) during the term of his employment and (B) for a period of one year following termination of employment if the named executive receives payments under the employment agreements in connection with termination without “cause” or by the named executive for “good reason” and (ii) soliciting, without our written consent, the services of the Company’s executive officers (or otherwise soliciting our executive officers to terminate their employment or agency with us) for a period of one year following termination of employment if the named executive officer receives payments under the employment agreements in connection with termination without “cause” or by the named executive officer for “good reason.” The named executive officer is also subject to certain confidentiality and non-disclosure obligations.

Retirement Benefits. The Company provides a vested salary continuation benefit as the primary retirement benefit for certain senior executives, including the Company’s named executive officers. Each named executive officer receives this retirement benefit through Amended and Restated Salary Continuation Agreements between the

Company and such named executive officer. A description of the vested salary continuation benefits provided to each named executive officer under these agreements is described below under “Potential Payments Upon Termination or Change in Control.” In addition, the Company provides the named executive officers certain other retirement benefits, including participation in the Company’s 401(k) plan and a non-qualified deferred compensation plan. Each plan allows the named executive officer to defer a portion of his compensation income on a pre-tax basis through contributions to the plan. The Company will match 25% of the named executive officer’s total elective contributions up to 3% of the named executive officer’s compensation for the plan year (taking into account elective contributions to both plans). Earnings, gains and losses on deferral accounts under the non-qualified deferred compensation plan are determined quarterly and credited to participant accounts based on the gains or losses of hypothetical measurement funds selected by the plan’s administrative committee. The Company does not provide above-market or preferential earnings on deferred compensation.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

The following table summarizes the number of outstanding equity awards held by each of the named executive officers as of January 1, 2017.

Option Awards(1)							Stock Awards(3)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Grant Date(2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(4)(6)	Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
Lonnie J. Stout II	31,250 —	93,750 125,000	N/A	10.39 8.90	10/13/2015 11/8/2016	10/13/2022 11/8/2023	208,337	$0	(5)	N/A	N/A
Mark A. Parkey	13,750 —	41,250 60,000	N/A	10.39 8.90	10/13/2015 11/8/2016	10/13/2022 11/8/2023	62,501	$0	(5)	N/A	N/A
J. Michael Moore	13,750 —	41,250 60,000	N/A	10.39 8.90	10/13/2015 11/8/2016	10/13/2022 11/8/2023	62,501	$0	(5)	N/A	N/A

(1)	Represents options granted pursuant to the Company’s equity incentive plans. All currently outstanding options have a term of seven years from the grant date.
(2)	Options vest in four equal installments on the first, second, third and fourth anniversaries of the grant date.
(3)	The numbers included in this column represent outstanding profits interest awards of Class B Units in the Operating LLC and do not represent shares of Common Stock. The actual number of shares of Common Stock that may be issuable upon exercise of units will be determined at the time of exercise.
(4)	On January 1, 2015, Messrs. Stout, Parkey and Moore received a Class B Unit award, half of which vested January 1, 2017 and half of which is reflected in the table above.
(5)	The market value of the Operating LLC Class B Units reported in this table is based on the estimated per unit liquidation value of each Class B Unit over the volume weighted average closing price of the J. Alexander’s Holdings, Inc. Common Stock as of the last day of the most recently completed fiscal year. As of January 1, 2017, the per unit liquidation value of each Class B Units was $0.00.
(6)	This table does not include any portion of the J. Alexander’s Holdings, LLC profits interest award granted to the Management Consultant on October 6, 2015, with respect to which Mr. Stout may be an indirect beneficiary as a result of his ownership in the Management Consultant. For additional information, see “Certain Relationships and Related Party Transactions—Management Consulting Agreement with Black Knight Advisory Services, LLC.”

SECURITIES AUTHORIZED FOR ISSUANCE

UNDER EQUITY COMPENSATION PLANS

Information about the Company’s equity compensation plans at January 1, 2017 was as follows:

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants And Rights		Weighted Average Exercise Price of Outstanding Options Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans
Equity compensation plans approved by security holders	990,750		$9.58	509,250
Equity compensation plans not approved by security holders	0	(2)	N/A	833,346 Operating LLC Class B Units (1)

Total (3)	990,750		$9.58	509,250

(1)	On January 1, 2015, the Operating LLC adopted a 2015 Management Incentive Plan (the “Profits Interest Plan”) that provided for the issuance of up to 1,770,000 Class B Units awards that represent profits interest in the Operating LLC. In conjunction with the Spinoff, the Operating LLC was recapitalized, and the 885,000 Class B Units issued on January 1, 2015 were adjusted on a pro-rata basis to 833,346. The remaining Class B Units authorized for grant were likewise adjusted on a pro-rata basis to 833,346. Vested Class B Unit awards may be exchanged for, at the option of the Operating LLC, either (i) cash in an amount equal to the amount that would be distributed to the holder of those Class B Units by the Operating LLC upon a liquidation of the Operating LLC assuming the aggregate amount to be distributed to all members of the Operating LLC were equal to the implied valuation of the Company based upon its market capitalization on the date of exchange, (net of any assets and liabilities of the Company that are not assets or liabilities of the Operating LLC) or (ii) shares of our common stock with a fair market value equal to the cash payment under (i) above. This number does not include the award of Class B Units granted to the Management Consultant under a separate arrangement. See “Certain Relationships and Related Party Transactions—Management Consulting Agreement with Black Knight Advisory Services, LLC.”
(2)	As of January 1, 2017, there were 833,346 outstanding Class B Units that had been issued pursuant to the Profits Interest Plan, 416,673 of which were vested as of such date. As of such date, the per unit liquidation value was $0.00 for each outstanding Class B Unit issued pursuant to the Profits Interest Plan. As result, none of the outstanding Class B Units issued pursuant to the Profits Interest Plan could have been exchanged for shares of Company common stock as of such date.
(3)	Total amounts reflect only awards and remaining securities under the J. Alexander’s Holdings, Inc. 2015 Equity Incentive Plan. See notes (1) and (2) above for a discussion of the Profits Interest Plan and outstanding awards thereunder.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

Overview

Payments Pursuant to the Employment Agreements. Under each of the employment agreements discussed above under “Narrative Disclosure to Summary Compensation Table,” if the Company terminates the employment of the named executive officer with “cause,” or the named executive officer terminates employment without “good reason,” the Company is required to pay the named executive officer his salary, prior year bonus (if any) and benefits, in each case, already earned but unpaid through the date of such termination (“accrued obligations”). If the Company terminates the employment of Mr. Stout without “cause,” including non-renewal by the Company or if Mr. Stout resigns for “good reason,” Mr. Stout will receive the accrued obligations and will also be entitled to receive (i) a lump sum cash payment equal to 2.99 times his base salary then in effect, (ii) a lump sum cash payment equal to 2.99 times the greater of a) the cash bonus paid, or earned but not yet paid, in respect of the previous fiscal year or b) the average bonus paid, or earned but not yet paid, in respect of the last three years, and (iii) health insurance benefits substantially commensurate with the Company’s standard health insurance benefits for Mr. Stout and his spouse and dependents for a period of two years, with such benefits terminating prior to the end of such two-year period if he receives substantially similar coverage and benefits from a subsequent employer. For each of Messrs. Parkey and Moore, the applicable severance amounts payable under their respective employment agreements in the event of a termination of employment by us without “cause” or a resignation by the named executive officer for “good reason” include (i) the accrued obligations, (ii) a lump sum cash payment equal to 2.00 times his base salary then in effect, (iii) a lump sum cash payment equal to 2.00 times the greater of (a) the cash bonus paid, or earned but not yet paid, in respect of the previous fiscal year or (b) the average bonus paid, or earned but not yet paid, in respect of the last three fiscal years, and (iii) health insurance benefits substantially commensurate with our standard health insurance benefits for the named executive officers and his spouse and dependents for a period of up to two years, with such benefits terminating prior to the end of such two-year period if he receives substantially similar coverage and benefits from a subsequent employer. For Mr. Stout, who is also a party to a Severance Benefits Agreement (more fully described below under “— Payments Made Pursuant to the Severance Benefits Agreement”) entitling him to 18 months’ salary upon termination of employment by the Company without “cause” or resignation by him for “good reason,” the applicable severance amounts payable under the employment agreements in the event of termination without “cause” and for “good reason” are reduced by amounts actually paid under his Severance Benefits Agreement.

Under the employment agreements, in the event of termination without “cause” or if the named executive officer resigns for “good reason,” each within the 36-month period following a “change in control,” each named executive officer will be entitled to receive the severance payments and benefits described above; however, for Messrs. Moore and Parkey the severance multiple is increased from 2.00 to 2.99, and for each of Messrs. Stout, Moore and Parkey the duration of the health insurance benefits continuation is increased from a period of up to two years to a continuation of up three years. In addition, all unvested equity incentive plan awards held by the named executive officer will vest upon a termination without “cause” or if the named executive officer resigns for “good reason” within the 36-month period following a change in control.

Under the employment agreements, the Company may terminate the employment of the named executive officers with “cause” upon the occurrence of any of the following events (after the Company has provided proper notice and given the named executive officer the opportunity to remedy the condition in accordance with the procedures set forth in his respective employment agreement): (i) conviction of a felony or a crime involving misappropriation or embezzlement; (ii) willful and material wrongdoing on the part of the named executive officer, including, but not limited to, acts of dishonesty or fraud, which have a material adverse effect on us or any of our subsidiaries; (iii) repeated material failure of the named executive officer to follow our direction or the direction of our board of directors regarding the material duties of employment; or (iv) material breach by the named executive officer of a material obligation under his employment agreement. Under the employment agreements, the named executive officers may terminate their employment for “good reason” within two years of the occurrence of any of the following events (after the named executive officers have provided proper notice and given us the opportunity to remedy the condition in accordance with the procedures set forth in his respective employment agreement): (i) a material reduction by us in the named executive officer’s title or position, or a material reduction by us in the named executive officer’s authority, duties or responsibilities (which, in the case of Mr. Stout, includes no longer serving on our board of directors) or the assignment by us to the named executive officers of any duties or responsibilities that are materially inconsistent with such title, position, authority, duties or responsibilities; (ii) a material reduction in the named executive officer’s base salary; (iii) any material breach of the named executive officer’s employment agreement by us; or (iv) our requiring the named executive officer to relocate his office location more than 50 miles from Nashville, Tennessee.

In the employment agreements, “change in control” is defined to include (i) the acquisition of 35% or more of the combined voting power of our then outstanding securities by any person, entity or group; (ii) the change in ownership of a majority of the combined voting power of our then outstanding securities as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination transaction, sales of all or substantially all assets or contested election, or any combination of the foregoing; or (iii) a change, during any period of two consecutive years, in a majority of our directors, unless such newly elected directors were approved by a vote of at least two-thirds of the directors in office at the beginning of such period.

Each of the named executive officers’ employment agreements provides for certain tax reimbursement payments to the extent any payment made under the employment agreement becomes subject to excise taxes imposed by Section 4999 of the Code or any interest or penalties incurred by the named executive officer with respect to such excise tax.

Payments Made Pursuant to the Severance Benefits Agreement. In 1989, JAC entered into a Severance Benefits Agreement with Mr. Stout (the “Severance Benefits Agreement”) pursuant to which Mr. Stout would receive lump sum payments representing 18 months of his salary upon termination by us without “cause” or resignation by Mr. Stout for “reason.” Under the Severance Benefits Agreement, Mr. Stout has “reason” to terminate his employment if his present job responsibilities change or there is a decrease in his compensation or some other economic loss; provided, however, that the assignment of Mr. Stout to a position at FNH in its main corporate office or upscale division office in Nashville, Tennessee with similar duties and responsibilities and substantially similar salary and benefits or their equivalent value as Mr. Stout’s salary and benefits prior to the acquisition of JAC by FNF will not give rise to his right to terminate his employment for “reason.” Under the Severance Benefits Agreement, Mr. Stout would not be entitled to severance benefits if he were terminated for “cause.” Under the Severance Benefits Agreement, we will have “cause” only if termination was the result of an act or acts of dishonesty by Mr. Stout constituting a felony and resulting in or intended to result in substantial gain or personal enrichment at our expense. As described above, any payments actually made under the Severance Benefits Agreement to Mr. Stout will offset and reduce any amounts that become payable under his employment agreement.

Payments Made Pursuant to the Amended and Restated Salary Continuation and Severance Benefits Agreements. The Company is a party to Amended and Restated Salary Continuation Agreements with each of the named executive officers that provide for annual retirement benefits payable upon termination of employment. The amounts described below assume that terminations occurred as of January 1, 2017.

The Amended and Restated Salary Continuation Agreements, which were amended in connection with, and prior to, the 2012 acquisition of JAC by FNF, provide for an annual retirement benefit of 50% of the employee’s base salary on the date of the termination of service with the Company for any reason other than death if such termination occurs on or after attaining the age of 65. Pursuant to 2012 letter agreements that amended the terms of the Amended and Restated Salary Continuation Agreements, for the purpose of calculating benefits under the Amended and Restated Salary Continuation Agreements, Messrs. Stout’s and Moore’s base salary is set at their respective base salaries on the date of the acquisition of JAC by FNF, which was $430,400 and $176,700, respectively; for Mr. Parkey, base salary is set at $200,000 pursuant to a July 1, 2014 letter agreement. The retirement benefit is payable over 15 years commencing within 30 days of the employee’s retirement. The same benefit is available to the beneficiaries of an employee who dies while in office, but after age 65. The Amended and Restated Salary Continuation Agreements also provide that in the event an employee dies while in the employ of the Company before attaining the age of 65, his beneficiaries will receive specified benefit payments for a period of ten years, or until such time as the employee would have attained age 65, whichever period is longer. The payments in this instance are 100% of the employee’s base salary, in the amounts set forth above, for the first year after death and 50% of the employee’s base salary, in amounts set forth above, each year thereafter in the death benefits period. The annual payment for the first year after death for Messrs. Stout, Parkey and Moore would be $430,400, $200,000 and $176,700, respectively.

In connection with the 2012 acquisition of JAC by FNF, the Amended and Restated Salary Continuation Agreements with each of the named executive officers were also amended to suspend the Company’s obligation and that of our successors to establish and fund a “rabbi trust” with respect to certain retirement benefits upon a change in control of JAC (which occurred when FNF acquired JAC in 2012), in exchange a guarantee by FNF and certain of its affiliates of these obligations. Under the 2012 letter agreements, our obligation to fund a “rabbi trust” would resume once FNF no longer held direct or indirect beneficial ownership of at least 40% of JAC or its successors and permitted assigns. Since, following the Spinoff, FNF did not retain a direct or indirect beneficial ownership of at least 40% of the Operating LLC, which is the successor to JAC, the Spinoff triggered our obligation to fund a “rabbi trust” under the Amended and Restated Salary Continuation Agreements. Upon the establishment and funding by us of the “rabbi trust” on October 19, 2015, FNF’s guarantee terminated, and each of the named executive officers have released FNF and its affiliates from the guarantee established by the 2012 letter agreements.

The Company’s obligations under the Amended and Restated Salary Continuation Agreements, if termination had occurred on January 1, 2017, are described in the table below. None of our non-employee directors are party to a Salary Continuation Agreement.

If a termination of service had occurred on January 1, 2017, the annual retirement benefit for each of Messrs. Stout, Parkey and Moore under the Amended and Restated Salary Continuation Agreements would have been $215,200, $100,000 and $88,350, respectively. Payments to Mr. Stout would have commenced 30 days following his termination. Pursuant to an election made in accordance with the terms of their respective Amended and Restated Salary Continuation Agreements, payments to Messrs. Parkey and Moore would have been scheduled to commence once the named executive officer attained the age of 65.

The following table summarizes the Company’s obligations under the employment agreements, Mr. Stout’s Severance Benefits Agreement and the Amended and Restated Salary Continuation Agreements to the named executive officers upon (i) a termination of employment or (ii) a termination of employment without cause or a resignation for good reason within the 36-month period following a change in control assuming, in each case, that such termination and change in control occurred on January 1, 2017:

Name	Termination by Company for Cause; by Executive Without Good Reason; or the Result of Disability ($)		Termination by Company Without Cause or by Executive for Good Reason not Following a Change in Control ($)		Termination by Company Without Cause or by Executive for Good Reason Following a Change in Control ($)
Lonnie J. Stout II Employment Agreement Salary Continuation Agreement Severance Agreement	0 2,557,906 0	(1) (3) (1)	3,903,578 2,557,906 825,000	(6) (3) (4)	3,903,578 2,557,906 825,000	(6) (3) (4)
Mark A. Parkey Employment Agreement Salary Continuation Agreement Severance Agreement	0 723,641 N/A	(1) (3) (2)	937,391 723,641 N/A	(5) (3) (2)	1,401,400 723,641 N/A	(6) (3) (2)
J. Michael Moore Employment Agreement Salary Continuation Agreement Severance Agreement	0 741,602 N/A	(1) (3) (2)	937,391 741,602 N/A	(5) (3) (2)	1,401,400 741,602 N/A	(6) (3) (2)

Total	4,023,149		10,626,509		11,554,527

(1)	No benefits are payable if terminated for cause as defined in the Agreements.
(2)	Messrs. Moore & Parkey do not have Severance Agreements.
(3)	Represents the accrued retirement benefit liability as of January 1, 2017.
(4)	Represents 18 months of base salary.
(5)	Represents Base Salary (plus applicable bonus factor) x 2.00.
(6)	Represents Base Salary (plus applicable bonus factor) x 2.99 less, for Mr. Stout, any benefits calculated under his Severance Benefit Agreement.

Upon termination by the Company “without cause” or by the named executive officer for “good reason”, or upon termination as the result of disability, each named executive officer would be eligible for certain continued health insurance benefits for him and his dependents, for a period of up to two years or for a period of up to three years upon a termination in connection with a change in control. No payments would be made upon a change in control not involving a termination.

DIRECTOR COMPENSATION

Director compensation is comprised of a cash component and an equity component. The cash component of the Company’s director compensation program consists of an annual cash retainer for non-employee directors and an annual cash retainer for directors serving as chair of any standing committee of the board.

The Company will also reimburse directors for their travel and related out-of-pocket expenses in connection with attending board, committee and shareholders’ meetings. Directors who are also employees, such as Mr. Stout, do not receive any additional compensation for their services as director. Directors are also entitled to the protection provided by their indemnification agreements and the indemnification provisions in the Company’s Amended and Restated Charter and Amended and Restated Bylaws.

The following table summarizes director compensation for fiscal year 2016:

Name	Fees Earned or Paid in Cash ($) (1)	Option Awards ($) (2)	Total ($)
Douglas K. Ammerman	60,000	56,200	116,200
Timothy T. Janszen	45,000	56,200	101,200
Ronald B. Maggard, Sr.	52,500	56,200	108,700
Frank R. Martire	55,000	56,200	111,200
Raymond R. Quirk	45,000	56,200	101,200

(1)	As described below in the narrative, amounts represent cash payments made for a $3,750 monthly retainer fee paid to each non-employee director plus an additional retainer for each director serving as chair of a standing Board committee.
(2)	Represents the aggregate grant date fair value of the stock option award granted to the director determined in accordance with ASC Topic 718 “Compensation – Stock Compensation”. For additional information on the assumptions made in the valuation for the current year awards reflected in this column, please see Note 14 to the Consolidated Financial Statements contained in the Form 10-K.

The above table reflects fees earned or paid in cash during fiscal year 2016 and the aggregate grant date fair value of option awards to non-employee directors in fiscal year 2016. Currently each director who is not an employee of the Company receives an annual retainer fee of $45,000, plus an additional annual retainer fee for directors serving as chair of any standing committee of the Board. The additional retainer fee for committee chairs are $15,000 for the Audit Committee, $10,000 for the Compensation Committee, and $7,500 for the Nominating and Corporate Governance Committee.

Each director who is not also an employee of the Company is eligible for grants of non-qualified stock options under the Plan. In 2016, non-employee directors were awarded options to purchase 20,000 shares of Common Stock, with the exercise price equal to the fair market value of the Common Stock on the date of grant. No non-employee director is eligible for a grant of incentive stock options under the Plan.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures for Related Party Transactions

Our Code of Business Conduct and Ethics states that a “conflict of interest” (or “conflict”) occurs when an individual’s private interests interfere in any way, or appear from the perspective of a reasonable person to interfere in any way, with our interests as a whole, and provides further that a conflict situation can arise when an employee or director takes actions or has interests that may make it difficult to perform his or her responsibilities objectively and effectively. We believe that a conflict exists whenever an outside interest could actually or potentially influence the judgment or actions of an individual in the conduct of our business and that conflicts of interest may arise when an employee or director, or a member of his or her family, receives improper personal benefits as a result of his or her position.

Our Code of Business Conduct and Ethics provides that directors and employees must avoid conflicts or the appearance of conflicts, and that employees should avoid any outside financial interests that might conflict with our interests. Such outside interests could include, among other things:

•	personal or family financial interests in, or indebtedness to, enterprises that have business relations with us, such as relatives who are employed by or own an interest in consultants or suppliers;

•	acquiring any interest in outside entities, properties, etc., in which we have an interest or potential interest;

•	conduct of any business not on our behalf with any consultant, contractor, supplier, or distributor doing business with us or any of their officers or employees, including service as a director or officer of, or employment or retention as a consultant by, such persons; or

•	serving on the board of directors of an outside entity whose business competes with our business.

Under our Code of Business Conduct and Ethics, employees are required to report any material transaction or relationship that could result in a conflict of interest to our compliance officer.

The Audit Committee is responsible for the review, approval, or ratification of any potential conflict of interest transaction involving any of our directors or executive officers, director nominees, any person known by us to be the beneficial owner of more than five percent of any class of our voting securities, or any family member of or related party to such persons, including any transaction required to be reported under Item 404(a) of Regulation S-K promulgated by the Commission.

In reviewing any such proposed transaction, the Audit Committee is tasked to consider all relevant facts and circumstances, including the commercial reasonableness of the terms, the benefit or perceived benefit, or lack thereof, to us, opportunity costs of alternate transactions, the materiality and character of the related person’s direct or indirect interest and the actual or apparent conflict of interest of the related person.

Certain Related Person Transactions

In addition to the compensation arrangements with directors and executive officers described elsewhere in this Proxy Statement, the following is a description of each transaction in fiscal year 2016, and each currently proposed transaction in which:

•	we have been or are to be a participant;

•	the amount involved exceeded or will exceed $120,000; and

•	any of our directors, executive officers, beneficial holders of more than 5% of our capital stock, or any member of their immediate family or person sharing their household had or will have a direct or indirect material interest.

Agreements with FNF

In order to govern the ongoing relationships between us and FNF after the Spinoff and to facilitate an orderly transition, we and FNF entered into agreements providing for various services and rights following the Spinoff, and under which we and FNF will indemnify each other against certain liabilities arising from our respective businesses. The following summarizes the terms of the material agreements we entered into with FNF.

Because the separation and distribution involved our separation from FNF’s existing businesses, we negotiated these agreements with FNF while we were still a majority-owned subsidiary of FNF. Accordingly, during this time, certain of our directors and officers were directors, officers and employees of FNF or its subsidiaries and, as such, had an obligation to serve the interests of FNF.

Separation and Distribution Agreement.

We entered into a Separation and Distribution Agreement with FNF before the Spinoff. The Separation and Distribution Agreement sets forth our agreements with FNF regarding the principal actions to be taken in connection with the Spinoff. It also sets forth other agreements that govern aspects of our relationship with FNF following the Spinoff. The Separation and Distribution Agreement identifies certain transfers of assets and assumptions of liabilities that were necessary in advance of our separation from FNF so that we and FNF retained the assets of, and the liabilities associated with, our respective businesses.

The parties agreed to use commercially reasonable efforts, on and after the date of the Spinoff, to take, or cause to be taken, all actions, and to do, or cause to be done, all things, reasonably necessary, proper or advisable under applicable laws, regulations and agreements to consummate and make effective the transactions contemplated by the Separation and Distribution Agreement and the Ancillary Agreements.

In addition, the Company and FNF agreed to provide each other with information reasonably necessary to comply with reporting, disclosure, filing or other requirements of any national securities exchange or government authority, for use in judicial, regulatory, administrative and other proceedings and to satisfy audit, accounting, litigation and other similar requests. We and FNF also agreed that until the end of the first full fiscal year following the Spinoff, each party will use its commercially reasonable efforts, consistent with past practice, to assist the other party with its financial reporting and audit obligations.

The Company and FNF each agreed to release the other and its affiliates, successors and assigns, and all persons that prior to the Spinoff had been the other’s shareholders, directors, officers, agents or employees and each of the heirs, executors, trustees, administrators, successors and assigns, against any and all liabilities existing or arising in connection with the implementation of the separation of the Company and FNF. These releases are subject to exceptions set forth in the Separation and Distribution Agreement.

Finally, the Company and FNF each agreed to indemnify the other and each of the other’s current, former and future directors, officers and employees, and each of the heirs, administrators, executors, successors and assigns of any of them, against certain liabilities incurred in connection with the Spinoff and our and FNF’s respective businesses. The amount of either FNF’s or our indemnification obligations will be reduced by any insurance proceeds the party being indemnified receives. The Separation and Distribution Agreement also specifies procedures regarding claims subject to indemnification.

Tax Matters Agreement.

We also entered into a Tax Matters Agreement with FNF prior to the Spinoff that governs the respective rights, responsibilities and obligations of FNF and us after the Spinoff with respect to all tax matters (including tax liabilities, tax attributes, tax returns and tax contests).

Under the Tax Matters Agreement, FNF generally is required to indemnify us for any income taxes attributable to its operations or our operations and for any non-income taxes attributable to its operations, in each case for all pre-distribution periods as well as any taxes arising from transactions effected to consummate the separation and distribution, and we generally are required to indemnify FNF for any non-income taxes attributable to our operations for all pre-distribution periods and for any taxes attributable to our operations for post-distribution periods.

We are generally required to indemnify FNF against any tax resulting from the distribution (and against any claims made against FNF in respect of any tax imposed on its shareholders), in each case if that tax results from (i) an issuance of a significant amount of our equity securities, a redemption of a significant amount of our equity securities or our involvement in other significant acquisitions of our equity securities (excluding the Spinoff distribution), (ii) other actions or failures to act by us (such as those described in the following paragraph) or (iii) any of our representations or undertakings referred to in the Tax Matters Agreement being incorrect or violated. FNF is generally required to indemnify us for any tax resulting from the distribution.

The Tax Matters Agreement imposes certain restrictions on us and our subsidiaries (including restrictions on share issuances, sales of assets, and voluntarily dissolving or liquidating) that were designed to preserve the tax-free nature of the Spinoff. These restrictions apply for the two-year period after the Spinoff.

Though valid as between the parties, the Tax Matters Agreement is not binding on the IRS and does not affect the several liability of FNF and us for all U.S. federal taxes of the consolidated group relating to periods before the distribution date.

Management Consulting Agreement with Black Knight Advisory Services, LLC

Prior to the Spinoff, the Operating LLC entered into the Management Consulting Agreement with the Management Consultant pursuant to which the Management Consultant will provide corporate and strategic advisory services to us.

As compensation for services rendered to us under the Management Consulting Agreement, on October 6, 2015, the Operating LLC issued the Management Consultant 1,500,024 non-voting Class B Units representing an amount equal to 8.7% of the outstanding units of the Operating LLC. In addition, we agreed to pay to the Management Consultant an annual fee equal to 3.0% of our Adjusted EBITDA for each fiscal year during the term of the Management Consulting Agreement. We will also reimburse the Management Consultant for its direct out-of-pocket costs incurred for management services provided to us. Under the Management Consulting Agreement, “Adjusted EBITDA” means our net income (loss) before interest expense, income tax (expense) benefit, depreciation and amortization, and adding asset impairment charges and restaurant closing costs, loss on disposals of fixed assets, transaction and integration costs, non-cash compensation, loss from discontinued operations, gain on debt extinguishment, pre-opening costs and certain unusual items.

Each Class B Unit represents a non-voting equity interest in the Operating LLC that entitles the holder thereof to a percentage of the profits and appreciation in the equity value of the Operating LLC arising after the date of grant. The Management Consultant will only participate in distributions by the Operating LLC following such time as a specified hurdle amount has been previously distributed to holders of Class A Units of the Operating LLC (i.e., the Company and its wholly-owned subsidiary, JAX Investments, Inc.). The hurdle amount with respect to the Class B Units issued to the Management Consultant is equal to $151,052,366, which was determined based on the volume weighted average of the closing price of our common stock over the five trading days following the completion of the Spinoff. None of the Class B Units were vested upon issuance. Instead, the Class B Units issued to the Management Consultant will vest with respect to one-third of such Class B Units on each of the first, second and third anniversaries of the date of grant.

The vesting of the Class B Units issued to the Management Consultant is subject to acceleration upon a change in control of us, our termination of the Management Consulting Agreement without cause or the termination of the Management Consulting Agreement by the Management Consultant as a result of our breach of the Management Consulting Agreement.

Vested Class B Units may be exchanged for shares of our Common Stock. However, upon termination of the Management Consulting Agreement for any reason, Management Consultant must exchange its Class B Units within 90 days, or such units will be forfeited.

Vested Class B Unit awards held by the Management Consultant may be exchanged for shares of J. Alexander’s Holdings, Inc. Common Stock with an aggregate fair market value equal to the amount of cash that would be distributed to the Management Consultant in respect of those Class B Units by the Operating LLC upon a liquidation of the Operating LLC assuming the aggregate amount to be distributed to all members of the Operating LLC were equal to the implied valuation of the Company based upon its market capitalization on the date of exchange, (net of any assets and liabilities of the Company that are not assets or liabilities of the Operating LLC). As of January 1, 2017, the implied per unit liquidation value for each outstanding Class B Unit held by the Management Consultant was $0.35. As a result, assuming all outstanding Class B Units issued to the Management Consultant were exchanged on such date, we would have issued 49,082 additional shares of common stock to the Management Consultant. Note that as of January 1, 2017, only 500,008 of the Class B Units held by the Management Consultant were vested and, as a result, the remaining 1,000,016 unvested units could not have been exchanged except upon an accelerated vesting of such Class B Units as described above.

The Management Consulting Agreement will continue in effect for an initial term of seven years and be renewed for successive one-year periods thereafter unless earlier terminated (i) by us upon at least six months’ prior notice to the Management Consultant or (ii) by the Management Consultant upon 30 days’ prior notice to us. In the event that we terminate the Management Consulting Agreement prior to the tenth anniversary thereof, or the Management Consultant terminates the Management Consulting Agreement within 180 days after a change of control event with respect to us, we will be obligated to pay to the Management Consultant an early termination payment equal to the product of (i) the annual base fee for the most recent fiscal year and (ii) the difference between ten and the number of years that have elapsed under the Management Consulting Agreement, provided that in the event of such a termination following a change of control event, the multiple of the annual base fee to be paid shall not exceed three.

The principal member of the Management Consultant is William P. Foley, II, Senior Managing Director of FNFV. The other members of the Management Consultant consist of other current and former officers of FNFV and Lonnie J. Stout II, our President and Chief Executive Officer.

Mr. Stout currently holds a 11.76% interest in the Management Consultant and, as a result, may be an indirect beneficiary of the Class B Units issued to the Management Consultant and the management fees paid to the Management Consultant.

From the inception of the Management Consulting Agreement through March 28, 2017, we have paid approximately $76,000 in reimbursements for their out of pocket expenses incurred by or on behalf of the Management Consultant. On March 30, 2016, we paid the Management Consultant a management fee of approximately $207,000 with respect to the period ended January 3, 2016. On March 3, 2017, we paid the Management Consultant a management fee of approximately $729,000 with respect to the period ended January 1, 2017.

Indemnification Agreements

We are party to indemnification agreements with each of our current directors. These agreements will require us to indemnify these individuals to the fullest extent permitted under Tennessee law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Commission and NYSE. Executive officers, directors and greater than 10% shareholders are required by regulation of the Commission to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of the Forms 3, 4 and 5 and amendments thereto and certain written representations furnished to the Company, the Company believes that during the fiscal year ended January 1, 2017, its executive officers and directors complied with all applicable filing requirements, except as described below.

Mr. Quirk filed one Form 4 Amendment on May 19, 2016 to reflect a number of shares received on September 28, 2015 pursuant to the Spin-off that had not been previously reported.

PROPOSAL NO. 2.

162(M)-RELATED PROVISIONS OF

2015 EQUITY INCENTIVE PLAN

The J. Alexander’s Holdings, Inc. 2015 Equity Incentive Plan, as amended (the “Plan”) provides for the grant of non-statutory and incentive stock options, restricted stock, restricted stock units, incentive compensation cash awards, and other stock-based awards to the Company’s employees, officers, directors or consultants. 1,500,000 shares of Common Stock were reserved for issuance under the Plan, of which 514,250 shares are available for grant. The Plan may be subsequently amended from time to time. Prior to the separation of the Company from FNFV, the Plan was approved by the pre-Spinoff shareholders of the Company. The Plan was amended in 2017 to make non-material updating changes, which amendment was approved by the Board, including each independent director. Capitalized terms used but not defined herein shall have the meanings given to them in the Plan.

Our Board is now asking shareholders to approve the material terms of the performance goals under the Plan at this time solely for the purpose of preserving our ability to deduct compensation that qualifies as “performance-based” compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”). The Board is not amending or altering nor seeking shareholder approval to amend or alter the Plan under this Proposal, and the Plan will continue in full force and effect.

Pursuant to Section 162(m), we generally may not deduct for federal income tax purposes the compensation paid to our Chief Executive Officer or any of our three other most highly compensated executive officers (within the meaning of Section 162(m) which excludes our principal financial officer) (our “Covered Officers”) that exceeds $1 million in any single year. However, if the compensation qualifies as “performance-based” for Section 162(m) purposes, we may generally deduct it for federal income tax purposes even if it exceeds $1 million in a single year. The requirements of Section 162(m) for performance-based compensation include, but are not limited to, shareholder approval of the material terms of the performance goals under which compensation is paid and the reapproval of such performance goals no less frequently than every five years. Because the material terms of the performance goals under the Plan have not yet been approved by our public shareholders, our Board is seeking approval of the performance goals at this year’s annual meeting. Most awards granted to date under the Plan are designed to qualify as “performance-based” compensation within the meaning of Section 162(m). Most awards granted after the annual meeting will continue to be designed to qualify as “performance-based” compensation within the meaning of Section 162(m) if our shareholders approve the material terms of the performance goals under the Plan at the annual meeting.

We believe that it is important to retain the flexibility to respond to changes in the market for top executives and offer compensation packages that are competitive with those offered by others in our industry. In the event we are motivated by competitive or other considerations to offer compensation in excess of $1 million to an executive officer, our Board believes it would be in our best interests and those of our shareholders to be able to deduct such compensation for federal income tax purposes.

The sole effect of shareholders’ approval of the material terms of the performance goals under the Plan is to facilitate our continued compliance with applicable legal requirements, so that certain incentive awards granted to our Covered Officers under the Plan may continue to qualify as tax deductible performance-based compensation under Section 162(m). However, even if this proposal is approved by our shareholders, there are additional requirements that must be satisfied for performance-based awards under the Plan to be fully deductible under Section 162(m). In addition, while approval of the performance goals is required for compensation to qualify as “performance-based compensation” under Section 162(m), it does not mean that all awards or other compensation under the Plan will qualify, or be intended to qualify, as performance-based compensation or otherwise be deductible.

Summary of the Provisions of the Plan Required to be Approved by Shareholders for Purposes of Section 162(m) of the Code

For purposes of Section 162(m), the material terms of the performance goals we are asking shareholders to approve include the employees eligible to receive compensation under the Plan, the business criteria on which the performance goals are based and the maximum amount of compensation that can be paid to an employee under the performance goals. Each of these aspects is discussed below, and shareholder approval of this Proposal 2 constitutes approval of each of these aspects for purposes of the Section 162(m) shareholder approval requirements. The following summary of the provisions of the Plan related to Section 162(m) does not purport to be a complete description of all of the provisions of the Plan. It is qualified in its entirety by reference to the complete text of the Plan, which has been restated with the recent amendments, which has been filed with the Commission as Annex A to this proxy statement. Any Company shareholder who wishes to obtain a copy of the Plan may do so upon written request to the Corporate Secretary at the Company’s principal executive offices.

Eligibility. Grants may be made under the Plan to employees and certain consultants of the Company and its affiliates and to non-employee directors. Incentive stock options may be granted only to employees of the Company or its subsidiaries. As of January 1, 2017, there were approximately 3,500 employees, five non-employee directors, and five consultants eligible to receive grants under the Plan. The Compensation Committee, in its discretion, selects the participants to whom grants may be made, the time or times at which the grants are made and the terms of the grants. Grants for non-employee directors are not subject to Section 162(m) of the Code and are described further below.

Section 162(m) Share and Dollar Limitations. The Plan provides that no grantee may be granted awards covering more than 1,000,000 shares in any calendar year. The maximum cash amount payable to a grantee pursuant to the Plan for any fiscal year that is intended to satisfy the requirements for “performance-based” compensation under Section 162(m) may not exceed $5,000,000.

Qualifying Performance Criteria. For purposes of the Plan, qualifying performance criteria means any one or more of the performance criteria listed below, either individually, alternatively or in combination, applied to either the Company as a whole or to a subsidiary, operating unit or restaurant concept of the Company, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis, or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Compensation Committee in the grant agreement (which may be in the form of a separate plan or program adopted by the Company or an affiliate). The qualifying performance criteria for grants (other than options and stock appreciation rights) made under the Plan that are designed to qualify for the performance-based exception from the limitations of Section 162(m) and are to be based on one or more of the following measures: total sales or revenues; sales or revenue per restaurant or other unit; earnings before interest, taxes, depreciation and/or amortization; operating income or profit (before or after taxes); operating margins, gross margins or cash margin; operating efficiencies; return on equity, assets (or net assets), capital, capital employed or investment; net income (before or after taxes); pre- or after-tax income (before or after allocation of corporate overhead and bonuses); earnings (gross, net, pre-tax, after-tax or per share), which may, but need not, exclude interest, depreciation, amortization, taxes and other items; utilization; improvement in or attainment of expense levels or working capital levels, including cash, inventory and accounts receivable; gross or net profit margins; stock price or total shareholder return; cash flow or cash flow per share (before or after dividends); appreciation in and/or maintenance of the price of shares of Common Stock or other publicly-traded securities of the Company; debt reduction; year-end cash; financial ratios, including those measuring activity, leverage, liquidity or profitability, cost of capital or asset levels; financing and other capital-raising transactions; division revenue; strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals or goals relating to acquisitions or divestitures; or any combination thereof. To the extent consistent with Section 162(m) of the Code, performance criteria may be adjusted to exclude: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs, (v) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, (vi) pre-opening costs, and (vi) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30, and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report (or quarterly report on Form 10-Q) to shareholders for the applicable year.

Additional Information about Performance Awards

Performance Awards. The Compensation Committee has the authority to determine the Participants who shall receive a Performance Award, which is a right that is (i) denominated in cash, shares or other property, (ii) valued, as determined by the Compensation Committee, in accordance with the achievement of such performance goals during such performance periods as the Compensation Committee establishes, and (iii) payable at such time and in such form as the Compensation Committee determines. Notwithstanding any provision of the Plan to the contrary, dividends or dividend equivalents on Performance Awards denominated in shares may not be paid to a Participant (but they may be accumulated for eventual payment) until such time as the Compensation Committee determines that the performance criteria underlying such Performance Awards have been satisfied. An Award Agreement may provide that Performance Awards may be paid in a lump sum or in installments following the close of the performance period or, in accordance with the procedures established by the Compensation Committee, on a deferred basis, subject to the requirements of Section 409A of the Code. Notwithstanding the foregoing, and to the extent permissible under Section 162(m) (if applicable), the Compensation Committee may in its discretion, waive any performance goals and/or other terms and conditions relating to a Performance Award. In 2015, 2016 and 2017, our Compensation Committee has implemented a cash incentive performance program under the Plan, which has consisted of a cash bonus payment determined based on Plan performance criteria, with the Compensation Committee setting target performance objectives for each year.

Except as otherwise provided in the applicable Award Agreement, in the event of a Participant’s Termination of Service prior to the close of the applicable performance period, the Participant’s rights in unvested Performance Awards then subject to restrictive conditions shall lapse, and such Performance Awards shall be forfeited.

Compensation Committee Determinations. Following the completion of each performance period, the Compensation Committee shall determine in accordance with the Plan whether the applicable performance targets have been achieved and the amounts, if any, payable to Covered Employees for such performance period. In determining the amount earned by a Covered Employee for a given performance period, subject to any applicable Award Agreement, the Compensation Committee shall have the right to reduce (but not increase) the amount payable at a given level of performance to take into account additional factors that the Compensation Committee may deem relevant in its sole discretion to the assessment of individual or corporate performance for the performance period.

Summary of the Remaining Provisions of the Plan

The remaining principal features of the Plan are summarized below. The following summary of the remaining provisions of the Plan does not purport to be a complete description of all of the provisions of the Plan. It is qualified in its entirety by reference to the complete text of the Plan, which has been filed with the Commission as Annex A to this proxy statement.

General. The purpose of the Plan is to promote the interests of the Company, its subsidiaries and its shareholders by (i) attracting and retaining key officers, employees and directors of, and consultants to, the Company, its subsidiaries and affiliates; (ii) motivating such individuals by means of performance-related incentives to achieve long-range performance goals; (iii) enabling such individuals to participate in the long-term growth and financial success of the Company; (iv) encouraging ownership of stock in the Company by such individuals; and (v) linking such individuals’ compensation to the long-term interests of the Company and its shareholders.

Administration. The Plan shall be administered by the Compensation Committee; provided, however, with respect to awards to non-employee directors, the Board shall administer the Plan. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Compensation Committee by the Plan, the Compensation Committee shall have full power and authority in its discretion to take all actions, including, without limitation, designate Participants and determine eligibility for participation in the Plan, make decisions with respect to terms and types of awards to be granted under the Plan, interpret, administer the Plan and make any other determination and take any other action that the Compensation Committee deems necessary or desirable for the administration of the Plan, subject to the exclusive authority of the Board to amend or terminate the Plan.

Shares Available. The Plan authorizes the delivery of 1,500,000 shares of Company Common Stock. This number represents approximately 10.21% of the Company’s 14,695,176 outstanding shares as of January 1, 2017. Of the 1,500,000 shares authorized under the Plan, 514,250 shares remained available for future grants as of April 11, 2017. For the fiscal year ended January 1, 2017, the Company made grants representing a total of 553,750 shares as stock option grants to the participants, with a total grant date fair value of approximately $1,562,970.

As of January 1, 2017, there were a total of 990,750 outstanding stock options under the Plan. The weighted-average exercise price of all options outstanding under the Plan is $9.58, and the weighted-average remaining term for these options is 6.37 years. No other types of share awards have been granted.

Terms and Conditions of Options and Stock Appreciation Rights. Subject to the provisions of the Plan and other applicable legal requirements, the Compensation Committee shall have sole and complete authority to determine the Participants to whom Options and SARs shall be granted, the number of shares subject to each award, the exercise price and the conditions and limitations applicable to the exercise of each Option and SAR. An Option may be granted with or without a related SAR. A SAR may be granted with or without a related Option. The Compensation Committee in its sole discretion shall establish the Option Price at the time each Option is granted and the Grant Price at the time each SAR is granted. Except in the case of Substitute Awards, the Option Price of an Option, and the Grant Price of an SAR, may not be less than one hundred percent (100%) of the Fair Market Value of a share on the date of grant of such Option or SAR.

Exercise of Options and Stock Appreciation Rights; Exercise Price. The Compensation Committee determines when options or stock appreciation rights become exercisable and in its discretion may accelerate the vesting of any outstanding grant. The means of payment for shares issued upon exercise of an option are specified in each option agreement. The Plan permits payment to be made by cash or cash equivalents, other shares of Common Stock of the Company (with some restrictions), broker assisted cashless exercise, withholding shares otherwise deliverable to the holder, or any combination of the foregoing.

Term of Option or Stock Appreciation Right. Each Option and SAR and all rights and obligations thereunder shall expire on the date determined by the Compensation Committee and specified in the Award Agreement. To date, all stock option awards granted under the Plan have seven-year terms.

Termination of Service. Except as otherwise provided in the applicable Award Agreement, in the event of a Participant’s termination of service, as specified in the Plan, the outstanding Options and SARs held by such Participant terminate on the date of such termination of service and be forfeited.

No Dividends as Equivalents. No dividends or dividend equivalent rights are permitted with respect to options or stock appreciation rights.

Terms and Conditions of Restricted Shares and Restricted Share Units. Subject to the provisions of the Plan and other applicable legal requirements, the Compensation Committee may determine the Participants to whom Restricted Shares and Restricted Share Units shall be granted, the number of Restricted Shares and/or the number of Restricted Share Units to be granted, the duration of the period during which, and the conditions under which, the Restricted Shares and Restricted Share Units may be forfeited to the Company, and the other terms and conditions of such awards. Each Restricted Share Unit shall have a value equal to the Fair Market Value of a share. Restricted Share Units shall be paid in cash, shares, other securities or other property, as determined in the sole discretion of the Compensation Committee, upon the lapse of the restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement.

Minimum Vesting Period. Awards shall have a vesting period of not less than one (1) year from the date of grant (inclusive of any performance periods related thereto), subject to the discretionary waiver of the Compensation Committee (so long as at least five percent (5%) of the Awards have an original vesting period of at least one (1) year), except the one-year vesting period shall not apply to Substitute Awards, or in connection with the death or Disability of the Participant, or in the event of a Change in Control.

Termination of Service. Except as otherwise provided in the applicable Award Agreement, in the event of a Participant’s Termination of Service, the Participant’s rights in unvested Restricted Shares and unvested Restricted Share Units (and any accrued dividends or dividend equivalent rights associated therewith) then subject to restrictive conditions shall lapse and be forfeited.

Dividends. Prior to the lapse of any applicable transfer restrictions, Participants holding Restricted Shares shall be credited with any dividends payable in cash, shares or other property paid with respect to such Restricted Shares while they are so held, unless determined otherwise by the Compensation Committee and set forth in the Award Agreement. Unless otherwise provided in the applicable Award Agreement, Participants holding Restricted Share Units shall not be credited with any dividends.

Non-Employee Director Grants. The Board may provide that all or a portion of a Non-Employee Director’s annual retainer, meeting fees and/or other awards or compensation as determined by the Board, be payable (either automatically or at the election of a Non-Employee Director) in the form of Non-Qualified Stock Options, Restricted Shares, Restricted Share Units and/or Other Stock-Based Awards under the Plan, including unrestricted shares. The Board shall determine the terms and conditions of any such Awards, including the terms and conditions which shall apply upon a termination of the Non-Employee Director’s service as a member of the Board, and shall have full power and authority in its discretion to administer such Awards, subject to the terms of the Plan and applicable law. Subject to applicable legal requirements, the Board may also grant Awards to Non-Employee Directors pursuant to the terms of the Plan. Notwithstanding anything in the Plan to the contrary, the maximum number of shares subject to Awards granted during a calendar year to any Non-Employee Director shall not exceed $500,000 in total value (the “Non-Employee Director Limit”). The Board may not, without the approval of the shareholders, increase the Non-Employee Director Limit.

Termination of Service Generally. Subject to the terms and conditions of the Plan, the Compensation Committee shall have the full power and authority to determine the terms and conditions that shall apply to any Award upon a Termination of Service with the Company or its Affiliates, including a termination by the Company with or without cause, by a Participant voluntarily, or by reason of death, disability or retirement (each, as may be defined by the Compensation Committee from time to time or set forth in an Award Agreement), and may provide such terms and conditions in the Award Agreement or in such rules and regulations as it may prescribe.

Nontransferability. Each Award shall be exercisable only by a Participant during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative. Notwithstanding the foregoing, the Compensation Committee may permit Awards other than Incentive Stock Options to be transferred by a Participant, without consideration, subject to such rules as the Compensation Committee may adopt consistent with any applicable Award Agreement to preserve the purposes of the Plan, to: any person who is a “family member” of the Participant; certain related entities or trusts; or any other transferee as may be approved by the Compensation Committee.

Amendment and Termination of the Plan. The Board may at any time and from time to time, alter, amend, suspend, or terminate the Plan, in whole or in part. However, no amendment that requires shareholder approval in order to comply with tax or regulatory requirements will be made without shareholder approval. The Compensation Committee may waive any conditions or rights under, amend any terms of or alter, suspend, discontinue, cancel or terminate, any award theretofore granted, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.

Change in Control. Unless otherwise provided in an Award Agreement or by the Compensation Committee at any time, in the event of a Change in Control of the Company to the extent the successor company does not assume or substitute for an Award (or in which the Company is the ultimate parent corporation and does not continue the Award): (i) those Options and SARs outstanding as of the date of the Change in Control that are not assumed or substituted for (or continued) shall immediately vest and become fully exercisable, (ii) restrictions, limitations and other conditions applicable to Restricted Shares and Restricted Share Units that are not assumed or substituted for (or continued) shall lapse and the Restricted Shares and Restricted Share Units shall become free of all restrictions, limitations and conditions and become fully vested, and (iii) the restrictions, other limitations and other conditions applicable to any Other Stock-Based Awards or any other Awards (including the settlement at target level of Performance Awards) that are not assumed or substituted for (or continued) shall lapse, and such Other Stock-Based Awards or such other Awards shall become free of all restrictions, limitations and conditions and become fully vested and transferable to the full extent of the original grant. The Plan also provides for, under certain circumstances, Substitute Awards, cancellation of underwater options and other features.

The Compensation Committee, in its discretion, may determine that, upon the occurrence of a Change in Control of the Company, each Option and SAR outstanding shall terminate within a specified number of days after notice to the Participant, and/or that each Participant shall receive, with respect to each share subject to such Option or SAR, an amount equal to the excess of the Fair Market Value of such share immediately prior to the occurrence of such Change in Control over the Option Price or Grant Price of such Option and/or SAR; such amount to be payable in cash, in one or more kinds of stock or property (including the stock or property, if any, payable in the transaction) or in a combination thereof, as the Compensation Committee, in its discretion, shall determine.

Clawback Policies. Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Compensation Committee shall have the right to provide, in an Award Agreement, or to require a Participant to agree by separate written or electronic instrument, that all Awards (including any proceeds, gains or other economic benefit actually or constructively received by the Participant upon any receipt or exercise of any Award or upon the receipt or resale of any shares underlying the Award) of such Participant shall be subject to the provisions of any claw-back policy implemented by the Company at any time, including, without limitation, any claw-back policy adopted to comply with the requirements of applicable law, including without limitation the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such claw-back policy and/or in the applicable Award Agreement. The Company will require such agreements when and to the extent necessary to implement any claw-back policy so required.

Plan Benefits

Because benefits under the Plan will depend on the Compensation Committee’s and the Board’s actions and the fair market value of Common Stock at various future dates, it is not possible to determine the benefits that will be received by directors, executive officers and other employees if the Plan is approved by the shareholders.

U.S. Federal Income Tax Consequences

Incentive Stock Options. A grantee who is granted an incentive stock option does not recognize taxable income at the time the option is granted, upon vesting, or upon exercise, although the difference between the exercise price and the fair market value on the date of exercise is an adjustment item for alternative minimum tax purposes and may subject the grantee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, the grantee will recognize long-term capital gain or loss equal to the difference between the sale price and the exercise price. If the holding periods are not satisfied, then: (1) if the sale price exceeds the exercise price, the grantee will recognize capital gain equal to the excess of the sale price over the fair market value of the shares on the date of exercise and will recognize ordinary income equal to the difference, if any, between the fair market value of the shares on the exercise date and the exercise price; or (2) if the sale price is less than the exercise price, the grantee will recognize a capital loss equal to the difference between the exercise price and the sale price. Unless limited by Section 162(m) of the Code, the Company is entitled to a deduction in the same amount as and at the time the grantee recognizes ordinary income.

Non-Statutory Stock Options. A grantee does not recognize any taxable income at the time a non-statutory stock option is granted or upon vesting. Upon exercise, the grantee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. Unless limited by Section 162(m) of the Code, the Company is entitled to a deduction in the same amount as and at the time the grantee recognizes ordinary income. Upon a sale or other disposition of the shares at arm’s length by the grantee, any difference between the sale price and the exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.

Stock Appreciation Rights. Stock appreciation rights will generally be taxed in the same manner as non-statutory stock options. Unless limited by Section 162(m) of the Code, the Company is entitled to a corresponding deduction.

Restricted Share Grants. A restricted share grant is subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code to the extent the grant will be forfeited in the event that the grantee ceases to provide services to the Company. As a result of this substantial risk of forfeiture, the grantee will not recognize ordinary income at the time of grant. Instead, the grantee will recognize ordinary income on the dates when the shares are no longer subject to a substantial risk of forfeiture, or when the shares become transferable, if earlier (the “vesting date”). The grantee’s ordinary income is measured as the difference between the amount paid for the shares, if any, and the fair market value of the shares on the vesting date.

The grantee may accelerate his or her recognition of ordinary income, if any, and begin his or her capital gains holding period by timely filing an election pursuant to Section 83(b) of the Code. In that case, the ordinary income recognized, if any, is measured as the difference between the amount paid for the shares, if any, and the fair market value of the shares on the date of grant. Any share grants that are fully vested on the grant date will generally be taxable to the grantee as ordinary income (based on the excess of the fair market value over the purchase price, if any) on the grant date.

The ordinary income recognized by an employee in connection with a share grant will be subject to tax withholding by the Company. Unless limited by Section 162(m) of the Code, the Company is entitled to a deduction in respect of share grants in the same amount as and at the time the grantee recognizes ordinary income.

Upon a sale or other disposition of shares at arm’s length by the grantee, any difference between the sale price and the grantee’s tax basis (usually the value of the shares at the time of vesting), is treated as long-term or short-term capital gain or loss, depending on the holding period.

Restricted Share Units and Performance-based Units. A grantee does not recognize any taxable income at the time a restricted share unit is granted. Generally, restricted share units, including performance-based units, will be subject to income taxation based upon the fair market value of the shares underlying the units on each date shares are delivered or made available to the grantee. The ordinary income recognized by an employee will be subject to tax withholding by the Company. Unless limited by Section 162(m) of the Code, the Company is entitled to a deduction in the same amount as and at the time the grantee recognizes ordinary income. Upon a sale or other disposition of shares at arm’s length by the grantee, any difference between the sale price and the grantee’s tax basis (usually the value of the shares at the time of settlement), is treated as long-term or short-term capital gain or loss, depending on the holding period. A Section 83(b) election is not permitted in connection with the grant of restricted share units.

Cash Awards. The recipient will have taxable ordinary income, in the year of receipt, equal to the amount of cash received. Any cash received by an employee of the Company will be subject to tax withholding by the Company. Unless limited by Section 162(m) of the Code, the Company will be entitled to a tax deduction in the amount and at the time the grantee recognizes compensation income.

The foregoing is only a summary of the effect of U.S. Federal income taxation upon grantees and the Company with respect to the grant and the exercise thereof under the Plan based on the U.S. Federal income tax laws in effect as of the date of this proxy statement. It does not intend to be exhaustive and does not discuss the tax consequences arising in the context of a grantee’s death, or the income tax laws of any municipality, state or foreign country in which the grantee’s income or gain may be taxable or the gift, estate, excise (including application of Sections 409A, 280G or 4999 of the Code), or any tax law other than U.S. Federal income tax law. Because individual circumstances may vary, the Company advises all recipients to consult their own tax advisors concerning the tax implications of grants made under the Plan.

Vote Required to Approve the 162(m)-related provisions of the 2015 Equity Incentive Plan

The proposal to approve the material terms of the performance goals under the Plan to preserve our ability to deduct compensation that qualifies as performance-based compensation under Section 162(m) requires the affirmative vote of a majority of the votes cast by holders of Common Stock represented and entitled to vote at the Annual Meeting. Abstentions and broker non-votes will have no effect on the outcome of the vote for this proposal. Failure of the Company’s stockholders to approve this Proposal will not affect the rights of existing award holders under the Plan or under any previously granted awards under the Plan. However, if this Proposal is not approved, the Company may be required to reevaluate its compensation structure because compensation paid to our Covered Officers in future years may not be deductible by the Company to the extent it exceeds $1,000,000.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RELEVANT PROVISIONS OF THE COMPANY’S 2015 EQUITY INCENTIVE PLAN, AS AMENDED. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS OTHERWISE SPECIFY IN THEIR PROXIES.

PROPOSAL NO. 3.

RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KPMG has been appointed to serve as the Company’s independent registered public accounting firm for fiscal year 2017 and served as the Company’s independent registered public accounting firm for the year ended January 1, 2017.

The Company has been informed that representatives of KPMG plan to attend the Annual Meeting. Such representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to shareholders’ questions.

The following table presents the aggregate fees billed for professional services rendered by KPMG for the audit and review of our financial statements for 2016 and 2015 and the aggregate fees for other services rendered by KPMG billed in those periods:

Type of Fees	2016 ($)	2015 ($)
Audit Fees (1)	459,000	373,610
Audit-related Fees	—	—
Tax Fees (2)	20,000	303,791
All Other Fees	1,780	1,650

Total	480,780	679,051

(1)	Audit fees related to audits of financial statements, reviews of quarterly financial statements and related reports and reviews of registration statements and certain periodic reports filed with the Commission. A portion of the reported Audit Fees for 2015 related to work performed by KPMG in connection with the Spinoff.
(2)	Tax fees reported for 2016 and 2015 related primarily to the tax opinion rendered concerning the tax-free status of the Spinoff from FNF.

The fees reported above were approved by our Audit Committee or prior to the establishment of our current Audit Committee, by the Audit Committee of FNF, our majority owner prior to the Spinoff.

The Company’s current policies and procedures require that all audit and audit-related services be pre-approved by the Audit Committee, except for fees approved in advance by the Audit Committee chair and disclosed to and ratified by the Audit Committee pursuant to the Audit Committee’s pre-approval policy for audit and permitted non-audit services.

Approval of this proposal requires the affirmative vote of a majority of the votes cast by holders of Common Stock represented and entitled to vote at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

AUDIT COMMITTEE REPORT

The audit committee of the board of directors submits the following report on the performance of certain of its responsibilities for the Company’s 2016 fiscal year:

The primary function of our audit committee is oversight of (i) the quality and integrity of our financial statements and related disclosures, (ii) our compliance with legal and regulatory requirements, (iii) the independent registered public accounting firm’s qualifications and independence, and (iv) the performance of our internal audit function, internal controls over financial reporting and independent registered public accounting firm. Our audit committee acts under a written charter, which was adopted in October 2015 and approved by our board of directors. We review the adequacy of our charter at least annually. Our audit committee is comprised of the three directors named below, each of whom has been determined by the board of directors to be independent as defined by New York Stock Exchange independence standards. In addition, our board of directors has determined that Mr. Ammerman is an audit committee financial expert as defined by the rules of the Securities and Exchange Commission.

In performing our oversight function, we reviewed and discussed with management and KPMG LLP (“KPMG”), our independent registered public accounting firm, our audited financial statements as of and for the year ended January 1, 2017. Management and KPMG reported to us that our Consolidated Financial Statements present fairly, in all material respects, the consolidated financial position and results of operations and cash flows of the Company and its subsidiaries in conformity with generally accepted accounting principles. We also discussed with KPMG matters covered by the Public Company Accounting Oversight Board Auditing Standards No. 16 (Communications With Audit Committees).

We have received and reviewed the written disclosures and the letter from KPMG required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and have discussed with them their independence. In addition, we have considered whether KPMG’s provision of non-audit services to us is compatible with their independence.

Finally, we met and discussed with those responsible for our internal audit function and with KPMG the overall scope and plans for their respective audits. Management was present for some, but not all, of these discussions. We met with KPMG separately at each meeting at which KPMG was present. Our discussions with KPMG addressed the results of their examinations, their evaluations of our internal controls and the overall quality of our financial reporting.

Based on the reviews and discussions referred to above, we recommended to our board of directors that the audited financial statements referred to above be included in our Annual Report on Form 10-K for the fiscal year ended January 1, 2017, and that KPMG be appointed independent registered public accounting firm for the Company for fiscal year 2017.

In carrying out our responsibilities, we look to management and the independent registered public accounting firm. Management is responsible for the preparation and fair presentation of our financial statements and for maintaining effective internal control. Management is also responsible for assessing and maintaining the effectiveness of internal control over the financial reporting process. The independent registered public accounting firm is responsible for auditing our annual financial statements and expressing an opinion as to whether the statements are fairly stated in conformity with generally accepted accounting principles. The independent registered public accounting firm performs its responsibilities in accordance with the standards of the Public Company Accounting Oversight Board.

The foregoing report is provided by the following independent directors, who constitute the committee:

Douglas K. Ammerman (Chair)

Timothy T. Janszen

Frank R. Martire

DEADLINE FOR SUBMISSION OF SHAREHOLDER PROPOSALS TO BE

PRESENTED AT THE 2018 ANNUAL MEETING OF SHAREHOLDERS

Shareholders may present proper proposals for inclusion in our proxy statement and for consideration at the 2018 Annual Meeting of Shareholders by submitting their proposals in writing to the Company in a timely manner.

Any proposal intended to be presented for action at the 2018 Annual Meeting of Shareholders and included in the Company’s Proxy Statement and proxy relating to its 2018 Annual Meeting of Shareholders must be received by the Corporate Secretary of the Company not later than the close of business on December 12, 2017 and must otherwise comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended. Nothing in this paragraph shall be deemed to require the Company to include any shareholder proposal that does not meet all the Commission’s requirements for inclusion in effect at the time.

For other shareholder proposals to be timely (but not considered for inclusion in the Company’s Proxy Statement under Rule 14a-8), a shareholder’s notice must be received by the Corporate Secretary of the Company at our principal executive offices after the close of business on January 31, 2018 but before the close of business on March 2, 2018. The proposal must be in writing and must comply with the advance notice provisions and other requirements of Section 12 of the Company’s Amended and Restated Bylaws, a copy of which is on file with the Commission and may be obtained from the Company upon request. For proposals that are not timely filed, the Company retains discretion to vote proxies it receives. For proposals that are timely filed, the Company retains discretion to vote proxies it receives provided (1) it includes in the Proxy Statement advice on the nature of the proposal and how the Company intends to exercise its voting discretion and (2) the proponent does not issue a proxy statement.

MISCELLANEOUS

If you plan to attend the Annual Meeting in person, please visit our website at www.jalexandersholdings.com for directions to Redlands Grill, 2609 West End Avenue, Nashville, Tennessee 37203.

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED JANUARY 1, 2017 (WITHOUT EXHIBITS) IS INCLUDED IN THE ANNUAL REPORT THAT IS FURNISHED ON THE INTERNET, AND A COPY WITH EXHIBITS MAY BE OBTAINED, WITHOUT CHARGE, BY ANY SHAREHOLDER TO WHOM THIS PROXY STATEMENT IS SENT, UPON WRITTEN REQUEST TO CORPORATE SECRETARY, J. ALEXANDER’S HOLDINGS, INC., P.O. BOX 24300, NASHVILLE, TENNESSEE 37202.

Date: April 11, 2017

ANNEX A

RESTATED FOR FILING PURPOSES ONLY

J. ALEXANDER’S HOLDINGS, INC.

2015 EQUITY INCENTIVE PLAN, AS AMENDED

Section 1. Purpose.

This plan shall be known as the “J. Alexander’s Holdings, Inc. 2015 Equity Incentive Plan” (the “Plan”). The purpose of the Plan is to promote the interests of J. Alexander’s Holdings, Inc., a Tennessee corporation (the “Company”), its Subsidiaries and its shareholders by (i) attracting and retaining key officers, employees, and directors of, and consultants to, the Company, its Subsidiaries and Affiliates; (ii) motivating such individuals by means of performance-related incentives to achieve long-range performance goals; (iii) enabling such individuals to participate in the long-term growth and financial success of the Company; (iv) encouraging ownership of stock in the Company by such individuals; and (v) linking such individuals’ compensation to the long-term interests of the Company and its shareholders.

Section 2. Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

(a) “Affiliate” means each of the following: (a) any Subsidiary; (b) any corporation, trade or business (including, without limitation, a partnership or limited liability company) which is directly or indirectly controlled 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Company or one of its Affiliates; (c) any trade or business (including, without limitation, a partnership or limited liability company) which directly or indirectly controls 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) of the Company; and (d) any other entity in which the Company or any of its Affiliates has a material equity interest, and, in the case of (b), (c) and (d), which is designated as an “Affiliate” by resolution of the Committee.

(b) “Award” means any Option, Stock Appreciation Right, Restricted Share Award, Restricted Share Unit, Performance Award, Other Stock-Based Award or any other right, interest or option relating to Shares or other property (including cash) granted pursuant to the provisions of the Plan.

(c) “Award Agreement” means any written agreement, contract or other instrument or document evidencing any Award, which shall have been duly executed and delivered on behalf of the Company, but which may, but need not, be executed or acknowledged by a Participant. For avoidance of doubt, Award Agreements include any employment agreement or change in control agreement between the Company and any Participant that refers to Awards and any letter or electronic mail notifying a Participant that he or she has received an Award.

(d) “Board” means the Board of Directors of the Company.

(e) “Change in Control” means, unless otherwise defined in the applicable Award Agreement, any of the following events:

(i) an event or series of events (other than an offering of Shares to the general public through a registration statement filed with the Securities and Exchange Commission) by which any person, entity or “group,” within the meaning of Section 13(d) or 14(d) under the Exchange Act, other than the Company, any of its Subsidiaries, any employee benefit plan thereof, becomes the beneficial owner, directly or indirectly, of more than 35% of the combined voting power of the voting securities of the Company;

(ii) Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of thedirectors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board;

(iii) the consummation of a merger, consolidation, reorganization, or other business combination of the Company with any other entity, other than a merger, consolidation, reorganization or other business combination which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger, consolidation, reorganization or other business combination; or

(iv) the consummation of a sale, exchange or transfer of all or substantially all the assets of the Company and its Subsidiaries (taken as a whole), other than a sale or disposition of all or substantially all the assets of the Company and its Subsidiaries to an entity, more than 50% of the combined voting power of the voting securities of which are “beneficially owned” by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale;

Notwithstanding the foregoing, (i) unless otherwise provided in an applicable Award Agreement, solely for the purpose of determining the timing of any payments pursuant to any Award constituting a “deferral of compensation” subject to Section 409A of the Code, a Change in Control shall be limited to a “change in the ownership of the Company,” a “change in the effective control of the Company,” or a “change in the ownership of a substantial portion of the assets of the Company” as such terms are defined in Section 1.409A-3(i)(5) of the U.S. Treasury Regulations, and (ii) no Award Agreement shall define a Change in Control in such a manner that a Change in Control would be deemed to occur prior to the actual consummation of the event or transaction that results in a change of control of the Company (e.g., upon the announcement, commencement, or shareholder approval of any event or transaction that, if completed, would result in a change in control of the Company).

(f) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(g) “Committee” means the Compensation Committee of the Board or a subcommittee thereof, or such other committee designated by the Board to administer the Plan. To the extent that compensation realized in respect of Awards is intended to be “performance based” under Section 162(m) and the Committee is not comprised solely of individuals who are “outside directors” within the meaning of Section 162(m), the Committee may from time to time delegate some or all of its functions under the Plan to a committee or subcommittee composed of members that meet the relevant requirements.

(h) “Consultant” means any consultant or advisor who is a natural person and who provides services to the Company or its Affiliates, so long as such person (i) renders bona fide services that are not in connection with the offer and sale of the Company’s securities in a capital raising transaction and (ii) does not directly or indirectly promote or maintain a market for the Company’s securities.

(i) “Covered Employee” means any Employee who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code.

(j) “Director” means a member of the Board.

(k) “Employee” means a current or prospective officer or employee of the Company or any Affiliate.

(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(m) “Fair Market Value” means, with respect to Shares as of any date, the value of a Share determined as follows: (i) if the Shares are listed on any (x) established securities exchange (such as the New York Stock Exchange, the NASDAQ Global Market and the NASDAQ Global Select Market), (y) national market system or (z) automated quotation system on which the Shares are listed, quoted or traded, its Fair Market Value shall be the closing sales price for a Share as quoted on such exchange or system for such date or, if there is no closing sales price for a Share on the date in question, the closing sales price for a Share on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Committee deems reliable; (ii) if the Shares are not listed on an established securities exchange, national market system or automated quotation system, but the Shares are regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a Share on such date, the high bid and low asked prices for a Share on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or (iii) in the event the Shares are neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Committee in good faith.

(n) “Grant Price” means the price established at the time of grant of an SAR pursuant to Section 6 used to determine whether there is any payment due upon exercise of the SAR.

(o) “Incentive Stock Option” means an Option that is granted under Section 6 of the Plan and that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

(p) “Non-Qualified Stock Option” means an Option that is granted under Sections 6 or 10 of the Plan and is not an Incentive Stock Option, including any Option that was intended to qualify as an Incentive Stock Option and fails to so qualify for any reason.

(q) “Non-Employee Director” means a member of the Board who is not an officer or employee of the Company or any Subsidiary of the Company.

(r) “Option” means any right granted to a Participant under the Plan allowing such Participant to purchase Shares at an Option Price and during such period or periods as the Committee shall determine.

(s) “Option Price” means the purchase price payable to purchase one Share upon the exercise of an Option.

(t) “Other Stock-Based Award” means any Award granted under Section 9 of the Plan.

(u) “Participant” means any Employee, Director, or Consultant who receives an Award under the Plan.

(v) “Performance Award” means any Award granted under Section 8 of the Plan.

(w) “Person” means any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

(x) “Restricted Share” means any Share granted under Sections 7 or 10 of the Plan with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Committee, in its discretion, may impose.

(y) “Restricted Share Unit” means an Award granted under Sections 7 or 10 of the Plan that is valued by reference to a Share, which value may be paid to the Participant by delivery of cash, Shares or such other property, as the Committee shall determine, upon the lapse of restrictions as the Committee, in its discretion, may impose.

(z) “Section 16” means Section 16 of the Exchange Act and the rules promulgated thereunder and any successor provision thereto as in effect from time to time.

(aa) “Section 162(m)” means Section 162(m) of the Code and the regulations promulgated thereunder and any successor provision thereto as in effect from time to time.

(bb) “Shares” means shares of the Class A common stock, $.0001 par value, of the Company.

(cc) “Stock Appreciation Right” or “SAR” means a stock appreciation right granted under Sections 6 or 10 of the Plan that entitles the holder to receive, with respect to each Share encompassed by the exercise of such SAR, the amount determined by the Committee and specified in an Award Agreement. In the absence of such a determination, the holder shall be entitled to receive, with respect to each Share encompassed by the exercise of such SAR, the excess of the Fair Market Value of such Share on the date of exercise over the Grant Price applicable to such SAR.

(dd) “Subsidiary” means any Person (other than the Company) of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company.

(ee) “Substitute Awards” means Awards granted solely in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or with which the Company combines.

(ff) “Termination of Service” means:

(i) As to a Consultant, the time when the engagement of a Participant as a Consultant to the Company or an Affiliate is terminated for any reason, with or without cause, including, without limitation, by resignation, discharge, death or retirement, but excluding terminations where the Consultant simultaneously commences or remains in employment or service with the Company or any Affiliate.

(ii) As to a Non-Employee Director, the time when a Participant who is a Non-Employee Director ceases to be a Director for any reason, including, without limitation, a termination by resignation, failure to be elected, death or retirement, but excluding terminations where the Participant simultaneously commences or remains in employment or service with the Company or any Affiliate.

(iii) As to an Employee, the time when the employee-employer relationship between a Participant and the Company or any Affiliate is terminated for any reason, including, without limitation, a termination by resignation, discharge, death, disability or retirement; but excluding terminations where the Participant simultaneously commences or remains in employment or service with the Company or any Affiliate.

The Committee, in its sole discretion, shall determine the effect of all matters and questions relating to any Termination of Service, including, without limitation, the question of whether a Termination of Service resulted from a discharge for cause and all questions of whether particular leaves of absence constitute a Termination of Service; provided, however, that, with respect to Incentive Stock Options, unless the Committee otherwise provides in the terms of the Award Agreement or otherwise, or as otherwise required by applicable law, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Service only if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section. For purposes of the Plan, a Participant’s employee-employer relationship or consultancy relations shall be deemed to be terminated in the event that the Affiliate employing or contracting with such Participant ceases to remain an Affiliate following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).

Section 3. Administration.

3.1 Authority of Committee. The Plan shall be administered by the Committee, which shall be appointed by and serve at the pleasure of the Board; provided, however, with respect to Awards to Non-Employee Directors, all references in the Plan to the Committee shall be deemed to be references to the Board. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority in its discretion to:

(i) designate Participants;

(ii) determine eligibility for participation in the Plan and decide all questions concerning eligibility for and the amount of Awards under the Plan;

(iii) determine the type or types of Awards to be granted to a Participant and whether such Awards are to be granted singly, in combination, or in tandem;

(iv) determine the number of Shares to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with Awards;

(v) determine the timing, terms, and conditions of any Award, including any restrictions or vesting requirements;

(vi) accelerate the time at which all or any part of an Award may be settled or exercised;

(vii) determine whether, to what extent, and under what circumstances, Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended;

(viii) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee;

(ix) determine whether, to what extent and under what circumstances any Award shall be canceled, suspended or subjected to additional restrictions, including in connection with any Share ownership guidelines or insider trading policies of the Company;

(x) grant Awards as an alternative to, or as the form of payment for grants or rights earned or payable under, other bonus or compensation plans, arrangements or policies of the Company or any Affiliate;

(xi) grant Substitute Awards on such terms and conditions as the Committee may prescribe, subject to compliance with the Incentive Stock Option rules under Section 422 of the Code and the nonqualified deferred compensation rules under Section 409A of the Code, where applicable;

(xii) make all determinations under the Plan concerning any Participant’s Termination of Service with the Company or an Affiliate, including whether such termination occurs by reason of cause, disability, retirement (each, as may be defined by the Committee from time to time or set forth in an Award Agreement), or in connection with a Change in Control and whether a leave constitutes a Termination of Service;

(xiii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan;

(xiv) to the extent permitted by Section 14.2 and not prohibited by Section 6.2, amend or modify the terms of any Award at or after grant;

(xv) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect;

(xvi) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and

(xvii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan, subject to the exclusive authority of the Board under Section 14 hereunder to amend or terminate the Plan.

3.2 Committee Discretion Binding. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company and any Affiliate, any Participant and any holder or beneficiary of any Award. A Participant or other holder of an Award may contest a decision or action by the Committee with respect to such Person or Award only on the grounds that such decision or action was arbitrary or capricious or was unlawful, and any review of such decision or action shall be limited to determining whether the Committee’s decision or action was arbitrary or capricious or was unlawful.

3.3 Delegation. Subject to the terms of the Plan, the Committee’s charter and applicable law, the Committee may delegate to one or more officers or managers of the Company or of any Affiliate, or to a Committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to or to cancel, modify or waive rights with respect to, or to alter, discontinue, suspend or terminate Awards held by Participants who are not officers or directors of the Company for purposes of Section 16 or who are otherwise not subject to Section 16.

Section 4. Shares Available For Awards.

4.1 Shares Available.

(a) Subject to the provisions of Section 4.2 hereof, a total of 1,500,000 Shares shall be authorized for grant under the Plan.

(b) If any Shares subject to an Award are forfeited or expire or an Award is settled in cash (in whole or in part), the Shares subject to such Award shall, to the extent of such forfeiture, expiration or cash settlement, again be available for Awards under the Plan. In the event that withholding tax liabilities arising from an Award other than an Option or Stock Appreciation Right are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, the Shares so tendered or withheld shall be added to the Shares available for Awards under the Plan. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under paragraph (a) of this Section: (i) Shares tendered by the Participant or withheld by the Company in payment of the Option Price or to satisfy any tax withholding obligation with respect to an Option or SAR, and (ii) Shares subject to a SAR that are not issued in connection with the stock settlement of the SAR on exercise thereof, and (iii) Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options. The payment of dividend equivalents in cash in conjunction with any outstanding Awards shall not be counted against the Shares available for issuance under the Plan.

(c) Notwithstanding any provision in the Plan to the contrary, and subject to Section 4.2, the maximum aggregate number of Shares with respect to one or more Awards that may be granted to any one person during any calendar year shall be 1,000,000 and the maximum aggregate amount that may be paid in cash to any one person during any calendar year with respect to one or more Awards payable in cash shall be $5,000,000. To the extent required by Section 162(m), Shares subject to Awards which are canceled shall continue to be counted against the limits set forth in this Section 4.1(c).

(d) Adjustments. In the event that any dividend (other than a normal, recurring dividend) or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares, then the Committee shall in an equitable and proportionate manner as deemed appropriate by the Committee (and, as applicable, in such manner as is consistent with Sections 162(m), 422 and 409A of the Code and the regulations thereunder) either: (i) adjust any or all of (1) the aggregate number and class of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted under the Plan; (2) the number and class of Shares or other securities of the Company (or number and kind of other property) subject to outstanding Awards, provided that the number of Shares subject to any Award shall always be a whole number; (3) the grant or exercise price per Share with respect to any Award under the Plan; (4) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (5) the limits on the number of Shares or Awards that may be granted to Participants under the Plan in any calendar year; (ii) provide for an equivalent award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect; or (iii) make provision for a cash payment to the holder of an outstanding Award.

(e) Substitute Awards; Future Pre-Existing Plans. Any Shares issued by the Company as Substitute Awards in connection with the assumption or substitution of outstanding grants from any acquired corporation shall not reduce the Shares available for Awards under the Plan or count against any limits set forth in the Plan.

(f) Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares, treasury shares or issued Shares which have been reacquired by the Company.

Section 5. Eligibility.

Any Employee, Director or Consultant shall be eligible to be designated a Participant; provided, however, that Non-Employee Directors shall only be eligible to receive Awards granted consistent with Section 10; provided further, that any award to an Employee who is a prospective employee or officer shall be conditioned upon such individual becoming an employee or officer of the Company or its Affiliate. The terms and conditions of Awards need not be the same with respect to each Participant.

Section 6. Stock Options; Stock Appreciation Rights.

6.1 Grant. Subject to the provisions of the Plan and other applicable legal requirements, the Committee shall have sole and complete authority to determine the Participants to whom Options and SARs shall be granted, the number of Shares subject to each Award, the exercise price and the conditions and limitations applicable to the exercise of each Option and SAR. An Option may be granted with or without a related SAR. A SAR may be granted with or without a related Option. The grant of an Option or SAR shall take place when the Committee by resolution, written consent or other appropriate action determines to grant such Option or SAR for a particular number of Shares to a particular Participant at a particular Option Price or Grant Price. The Committee shall have the authority to grant Incentive Stock Options and to grant Non-Qualified Stock Options. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with Section 422 of the Code, as from time to time amended, and any regulations implementing such statute.

6.2 Price. The Committee in its sole discretion shall establish the Option Price at the time each Option is granted and the Grant Price at the time each SAR is granted. Except in the case of Substitute Awards, the Option Price of an Option, and the Grant Price of an SAR, may not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant of such Option or SAR. Notwithstanding the foregoing and except as permitted by the provisions of Section 4.2 hereof, the Committee shall not have the power to (i) amend the terms of previously granted Options or SARs to reduce the Option Price of such Options or the Grant Price of such SARs, (ii) cancel previously granted Options or SARs and grant substitute Options or SARs with a lower Option Price or Grant Price than the cancelled Options or SARs, (iii) cancel previously granted Options or SARs in exchange for a cash payment or any other Award when the Option Price or Grant Price exceeds the Fair Market Value of the underlying Shares (other than in connection with a Change in Control), or (iv) take any other action with respect to an Option or SAR that would be treated as a repricing under the rules and regulations of the principal securities exchange on which Shares are traded, in each case without the approval of the Company’s shareholders.

6.3 Term. Subject to the Committee’s authority under Section 3.1 and the provisions of Section 6.6, each Option and SAR and all rights and obligations thereunder shall expire on the date determined by the Committee and specified in the Award Agreement. The Committee shall be under no duty to provide terms of like duration for Options or SARs granted under the Plan. Notwithstanding the foregoing, but subject to the last sentence of Section 6.4(a), no Option or SAR shall be exercisable after the expiration of ten (10) years from the date such Option or SAR was granted.

6.4 Exercise.

(a) Each Option and SAR shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter. The Committee shall have full and complete authority to determine whether an Option or SAR will be exercisable in full at any time or from time to time during the term of the Option or SAR, or to provide for the exercise thereof in such installments, upon the occurrence of such events and at such times during the term of the Option or SAR as the Committee may determine. An Award Agreement may provide that the period of time over which an Option or SAR, other than an Incentive Stock Option, may be exercised shall be automatically extended if on the scheduled expiration of such Award, the Participant’s exercise of such Award would violate applicable securities law; provided, however, that during the extended exercise period the Option or SAR may only be exercised to the extent the Option or SAR was exercisable in accordance with its terms immediately prior to such scheduled expiration date; provided further, however, that such extended exercise period shall end not later than thirty (30) days after the exercise of such Option or SAR first would no longer violate such laws.

(b) The period during which the right to exercise, in whole or in part, an Option or SAR vests in the Participant shall be set by the Committee and the Committee may determine that an Option or SAR may not be exercised in whole or in part for a specified period after it is granted. Such vesting may be based on service with the Company or any Affiliate, any performance criteria, or any other criteria selected by the Committee, and, except as limited by the Plan, at any time after the grant of an Option or SAR, the Committee, in its sole discretion and subject to whatever terms and conditions it selects, may accelerate the period during which an Option or SAR vests.

(c) An Option or SAR may be exercised in whole or in part at any time, with respect to whole Shares only, within the period permitted thereunder for the exercise thereof, and shall be exercised by (i) written or electronic notice of intent to exercise the Option or SAR, in such form as the Committee may prescribe, delivered to the Company at its principal office or such other office as the Committee may from time to time direct, (ii) the delivery of such representations and documents as the Committee, in its sole discretion, deems necessary or advisable to effect compliance with applicable law, and (iii) payment in full to the Company at the direction of the Committee of the amount of the Option Price for the number of Shares with respect to which the Option is then being exercised.

(d) Payment of the Option Price shall be made (i) in cash or cash equivalents, (ii) at the discretion of the Committee, by transfer, either actually or by attestation, to the Company of unencumbered Shares previously acquired by the Participant, valued at the Fair Market Value of such Shares on the date of exercise (or next succeeding trading date, if the date of exercise is not a trading date), together with any applicable withholding taxes, such transfer to be upon such terms and conditions as determined by the Committee, (iii) at the discretion of the Committee, by a cashless (broker-assisted) exercise that complies with applicable laws, (iv) at the discretion of the Committee, by withholding Shares (net-exercise) otherwise deliverable to the Participant pursuant to the Option having an aggregate Fair Market Value at the time of exercise equal to the total Option Price or (v) any combination of (i) through (iv). Until the optionee has been issued the Shares subject to such exercise, he or she shall possess no rights as a shareholder with respect to such Shares.

(e) At the Committee’s discretion, the amount payable to the Participant as a result of the exercise of a SAR may be settled in cash, Shares or other property, or any combination thereof. A fractional Share shall not be deliverable upon the exercise of a SAR but a cash payment will be made in lieu thereof.

(f) An Award Agreement may provide, or be amended to provide, that if on the last day of the term of an Option or SAR, the Fair Market Value of one Share exceeds the Option Price or Grant Price of such Award, the Participant has not exercised the Option or SAR and the Option or SAR has not expired, the Option or SAR shall be deemed to have been exercised by the Participant on such day with payment made by withholding Shares otherwise issuable in connection with the exercise of the Option or SAR. In such event, the Company shall deliver to the Participant the number of Shares for which the Award was deemed exercised, less the number of Shares required to be withheld for the payment of the total purchase price (in the case of an Option) and required withholding taxes.

6.5 Termination of Service. Except as otherwise provided in the applicable Award Agreement, in the event of a Participant’s Termination of Service, the outstanding Options and SARs held by such Participant shall terminate on the date of such Termination of Service and be forfeited. Notwithstanding the foregoing provisions of this Section 6.5 to the contrary, the Committee may determine in its discretion that an Option or SAR may be exercised following any such Termination of Service, whether or not exercisable at the time of such Termination of Service; provided, however, that in no event may an Option or SAR be exercised after the expiration date of such Option or SAR specified in the applicable Award Agreement, except as provided in the last sentence of Section 6.4(a).

6.6 Ten Percent Stock Rule. Notwithstanding any other provisions in the Plan, if at the time an Option is otherwise to be granted pursuant to the Plan, the optionee or rights holder owns directly or indirectly (within the meaning of Section 424(d) of the Code) Shares of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its parent or Subsidiary corporations (within the meaning of Section 422(b)(6) of the Code), then any Incentive Stock Option to be granted to such optionee or rights holder pursuant to the Plan shall satisfy the requirement of Section 422(c)(5) of the Code, and the Option Price shall be not less than one hundred ten percent (110%) of the Fair Market Value of the Shares of the Company, and such Option by its terms shall not be exercisable after the expiration of five (5) years from the date such Option is granted.

6.7 Substitution of SARs. The Committee may provide in the applicable Award Agreement evidencing the grant of an Option, at or after grant, that the Committee, in its sole discretion, shall have the right to substitute a Stock Appreciation Right for such Option at any time prior to or upon exercise of such Option; provided that such Stock Appreciation Right shall be exercisable with respect to the same number of Shares for which such substituted Option would have been exercisable, shall have the same exercise price and vesting schedule as the substituted Option, and shall have a Stock Appreciation Right term equal in length to the remaining Option term of the substituted Option.

Section 7. Restricted Shares And Restricted Share Units.

7.1 Grant.

(a) Subject to the provisions of the Plan and other applicable legal requirements, the Committee shall have sole and complete authority to determine the Participants to whom Restricted Shares and Restricted Share Units shall be granted, the number of Restricted Shares and/or the number of Restricted Share Units to be granted to each Participant, the duration of the period during which, and the conditions under which, the Restricted Shares and Restricted Share Units may be forfeited to the Company, and the other terms and conditions of such Awards. The Restricted Share and Restricted Share Unit Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time approve, which agreements shall comply with and be subject to the terms and conditions provided hereunder and any additional terms and conditions established by the Committee that are consistent with the terms of the Plan.

(b) Each Restricted Share and Restricted Share Unit Award made under the Plan shall be for such number of Shares as shall be determined by the Committee and set forth in the Award Agreement containing the terms of such Restricted Share or Restricted Share Unit Award. Such agreement shall set forth a period of time during which the grantee must remain in the continuous employment of the Company in order for the forfeiture and transfer restrictions to lapse. If the Committee so determines, the restrictions may lapse during such restricted period in installments with respect to specified portions of the Shares covered by the Restricted Share or Restricted Share Unit Award. The Award Agreement may also, in the discretion of the Committee, set forth performance or other conditions that will subject the Shares to forfeiture and transfer restrictions. The Committee may, at its discretion, waive all or any part of the restrictions applicable to any or all outstanding Restricted Share and Restricted Share Unit Awards.

7.2 Dividends and Other Distributions.

(a) Prior to the lapse of any applicable transfer restrictions, Participants holding Restricted Shares shall be credited with any dividends payable in cash, Shares or other property paid with respect to such Restricted Shares while they are so held, unless determined otherwise by the Committee and set forth in the Award Agreement. The Committee may apply any restrictions to such dividends that the Committee deems appropriate. Except as set forth in the Award Agreement or otherwise determined by the Committee, in the event (a) of any adjustment as provided in Section 4.2, or (b) any cash, Shares or other property is paid by the Company as a dividend on Restricted Shares, such cash, Shares or other property payable to a Participant on such Restricted Shares shall be subject to the same terms and conditions, including any transfer restrictions, as relate to the original Restricted Shares and shall be paid to the Participant when and if the applicable Restricted Shares vest.

(b) Unless otherwise provided in the applicable Award Agreement, Participants holding Restricted Share Units shall not be credited with any dividends paid with respect to the underlying Shares of such Restricted Share Units. If the applicable Award Agreement specifies that a Participant will be entitled to receive dividend equivalent rights, (i) the amount of any such dividend equivalent right shall equal the amount that would be payable to the Participant as a shareholder in respect of a number of Shares equal to the number of Restricted Share Units then credited to the Participant, (ii) any such dividend equivalent right shall be paid in accordance with the Company’s payment practices as may be established from time to time and as of the date on which such dividend would have been payable in respect of outstanding Shares, and (iii) unless otherwise provided in the applicable Award Agreement, dividend equivalents will not be paid in respect of Restricted Share Units that are not yet vested unless and until such Restricted Share Units vest.

7.3 Transfer Restrictions on Restricted Shares. At the time of the grant of a Restricted Share Award, a certificate representing the number of Shares awarded thereunder may be registered in the name of the grantee. Such certificate shall be held by the Company or any custodian appointed by the Company for the account of the grantee subject to the terms and conditions of the Plan, and shall bear such a legend setting forth the restrictions imposed thereon as the Committee, in its discretion, may determine. Alternatively, the Committee may, in its discretion, provide that a Participant’s ownership of Restricted Shares prior to the lapse of any transfer restrictions or any other applicable restrictions shall, in lieu of such certificates, be evidenced by a “book entry” (i.e., a computerized or manual entry) in the records of the Company or its designated agent in the name of the Participant who has received such Award, and confirmation and account statements sent to the Participant with respect to such book-entry Shares may bear the restrictive legend referenced in the preceding sentence. Such records of the Company or such agent shall, absent manifest error, be binding on all Participants who receive Restricted Share Awards evidenced in such manner. The holding of Restricted Shares by the Company or such an escrow holder, or the use of book entries to evidence the ownership of Restricted Shares, in accordance with this Section 7.3, shall not affect the rights of Participants as owners of the Restricted Shares awarded to them, nor affect the restrictions applicable to such shares under the Award Agreement or the Plan, including the transfer restrictions.

7.4 Other Rights of Restricted Shareholders. Unless otherwise provided in the applicable Award Agreement, the grantee shall have all other rights of a shareholder with respect to Restricted Shares, including the right to vote such Shares, subject to the following restrictions: (i) the grantee shall not be entitled to delivery of the stock certificate until the expiration of the restricted period and the fulfillment of any other restrictive conditions set forth in the Award Agreement with respect to such Shares; (ii) none of the Shares may be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of during such restricted period or until after the fulfillment of any such other restrictive conditions; and (iii) except as otherwise determined by the Committee at or after grant, all of the Shares (including any dividends accrued and held thereon) shall be forfeited and all rights of the grantee to such Shares shall terminate, without further obligation on the part of the Company, unless the grantee remains in the continuous employment of the Company for the entire restricted period in relation to which such Shares were granted and unless any other restrictive conditions relating to the Restricted Share Award are met.

7.5 Termination of Restrictions on Restricted Shares. At the end of the restricted period and provided that any other restrictive conditions of the Restricted Share Award are met, or at such earlier time as otherwise determined by the Committee, all restrictions set forth in the Award Agreement relating to the Restricted Share Award or in the Plan shall lapse as to the restricted Shares subject thereto, and a stock certificate for the appropriate number of Shares, free of the restrictions and restricted stock legend, shall be delivered to the Participant or the Participant’s beneficiary or estate, as the case may be (or, in the case of book-entry Shares, such restrictions and restricted stock legend shall be removed from the confirmation and account statements delivered to the Participant or the Participant’s beneficiary or estate, as the case may be, in book-entry form) and any dividends or dividend equivalents accrued thereon shall be paid.

7.6 Payment of Restricted Share Units. Each Restricted Share Unit shall have a value equal to the Fair Market Value of a Share. Restricted Share Units shall be paid in cash, Shares, other securities or other property, as determined in the sole discretion of the Committee, upon the lapse of the restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement. Except as otherwise determined by the Committee at or after grant, Restricted Share Units may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of, and all Restricted Share Units (and any dividend equivalents associated therewith) and all rights of the grantee thereto shall terminate, without further obligation on the part of the Company, unless the grantee remains in continuous employment of the Company for the entire restricted period in relation to which such Restricted Share Units were granted and unless any other restrictive conditions relating to the Restricted Share Unit Award are met. Except as otherwise provided in the Plan or the applicable Award Agreement, a Participant shall have no rights of a shareholder with respect to Restricted Share Units.

7.7 Termination of Service. Except as otherwise provided in the applicable Award Agreement, in the event of a Participant’s Termination of Service, the Participant’s rights in unvested Restricted Shares and unvested Restricted Share Units (and any accrued dividends or dividend equivalent rights associated therewith) then subject to restrictive conditions shall lapse, and such Restricted Shares and Restricted Share Units shall be forfeited and surrendered to the Company without consideration. Notwithstanding the foregoing provisions of this Section 7.7 to the contrary, the Committee may provide in its discretion that a Participant’s rights in unvested Restricted Shares and Restricted Share Units shall not lapse in the event of certain Terminations of Service, such as termination by the Company without cause, by a Participant voluntarily, or by reason or death, disability or retirement (each, as may be defined by the Committee from time to time or set forth in an Award Agreement).

7.8 Minimum Vesting Period. Except for Substitute Awards, or in connection with death or Disability of the Participant, or in the event of a Change in Control, Awards shall have a vesting period of not less than one (1) year from the date of grant (inclusive of any performance periods related thereto); provided, that the Committee has the discretion to waive this requirement with respect to an Award at or after grant, so long as the total number of Shares that are issued pursuant to Awards having an originally stated Vesting Period of less than one year from the date of grant (inclusive of any performance periods related thereto) shall not exceed 5% of the Shares authorized for grant under the Plan as originally stated under Section 4.1(a).

Section 8. Performance Awards.

8.1 Grant. The Committee shall have sole and complete authority to determine the Participants who shall receive a Performance Award, which shall consist of a right that is (i) denominated in cash, Shares or other property, (ii) valued, as determined by the Committee, in accordance with the achievement of such performance goals during such performance periods as the Committee shall establish, and (iii) payable at such time and in such form as the Committee shall determine.

8.2 Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award and the amount and kind of any payment or transfer to be made pursuant to any Performance Award, and, subject to Section 11 of the Plan, may amend specific provisions of the Performance Award; provided, however, that such amendment may not adversely affect existing Performance Awards made within a performance period commencing prior to implementation of the amendment.

8.3 Dividends and Other Distributions. Notwithstanding any provision of this Plan to the contrary, dividends or dividend equivalents on Performance Awards denominated in Shares may not be paid to a Participant (but they may be accumulated for eventual payment) until such time as the Committee determines that the performance criteria underlying such Performance Awards have been satisfied.

8.4 Payment of Performance Awards. An Award Agreement may provide that Performance Awards may be paid in a lump sum or in installments following the close of the performance period or, in accordance with the procedures established by the Committee, on a deferred basis, subject to the requirements of Section 409A of the Code. Notwithstanding the foregoing, and to the extent permissible under Section 162(m) (if applicable), the Committee may in its discretion, waive any performance goals and/or other terms and conditions relating to a Performance Award. A Participant’s rights to any Performance Award may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of in any manner, except by will or the laws of descent and distribution, and/or except as the Committee may determine at or after grant.

8.5 Termination of Service. Except as otherwise provided in the applicable Award Agreement, in the event of a Participant’s Termination of Service prior to the close of the applicable performance period, the Participant’s rights in unvested Performance Awards then subject to restrictive conditions shall lapse, and such Performance Awards shall be forfeited and surrendered to the Company without consideration. Notwithstanding the foregoing provisions of this Section 8.5 to the contrary, the Committee may provide in its discretion that a Participant’s rights in unvested Performance Awards shall not lapse in the event of certain Terminations of Service, such as termination by the Company without cause, by a Participant voluntarily, or by reason of death, disability or retirement (each, as may be defined by the Committee from time to time or set forth in an Award Agreement).

Section 9. Other Stock-Based Awards.

The Committee shall have the authority to determine the Participants who shall receive an Other Stock-Based Award, which shall consist of any right that is (i) not an Award described in Sections 6, 7, or 8 above and (ii) an Award of Shares or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares or other property (including, without limitation, securities convertible into Shares), as deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of any such Other Stock-Based Award.

Section 10. Non-Employee Director Awards.

10.1 Non-Employee Director Awards. The Board may provide that all or a portion of a Non-Employee Director’s annual retainer, meeting fees and/or other awards or compensation as determined by the Board, be payable (either automatically or at the election of a Non-Employee Director) in the form of Non-Qualified Stock Options, Restricted Shares, Restricted Share Units and/or Other Stock-Based Awards under the Plan, including unrestricted Shares. The Board shall determine the terms and conditions of any such Awards, including the terms and conditions which shall apply upon a termination of the Non-Employee Director’s service as a member of the Board, and shall have full power and authority in its discretion to administer such Awards, subject to the terms of the Plan and applicable law. Subject to applicable legal requirements, the Board may also grant Awards to Non-Employee Directors pursuant to the terms of the Plan, including any Award described in Sections 6, 7 or 9 above.

10.2 Non-Employee Director Limits. Notwithstanding anything in this Plan to the contrary, the maximum number of Shares subject to Awards granted during a calendar year to any Non-Employee Director shall not exceed $500,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes and excluding, for this purpose, the value of any dividends or dividend equivalents paid) (the “Non-Employee Director Limit”). The Board may not, without the approval of the shareholders, increase the Non-Employee Director Limit.

Section 11. Provisions Applicable To Covered Employees And Performance Awards.

11.1 Covered Employees. Notwithstanding anything in the Plan to the contrary, unless the Committee determines that a Performance Award to be granted to a Covered Employee should not qualify as “performance-based compensation” for purposes of Section 162(m), Performance Awards granted to Covered Employees shall be subject to the terms and provisions of this Section 11. Unless otherwise determined by the Committee, if any provision of the Plan or any Award Agreement relating to such an Award does not comply or is inconsistent with Section 162(m), such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee discretion to increase the amount of compensation otherwise payable to a Covered Employee in connection with any such Award upon the attainment of the performance criteria established by the Committee.

11.2 Performance Goals. The Committee may grant Performance Awards to Covered Employees based solely upon the attainment of performance targets related to one or more performance goals selected by the Committee from among the goals specified below. For the purposes of this Section 11, performance goals shall be limited to one or more of the following Company, Subsidiary, operating unit, restaurant concept or division financial performance measures:

(a)	total sales or revenues;

(b)	sales or revenue per restaurant or other unit;

(c)	earnings before interest, taxes, depreciation and/or amortization;

(d)	operating income or profit (before or after taxes);

(e)	operating margins, gross margins or cash margin;

(f)	operating efficiencies;

(g)	return on equity, assets (or net assets), capital, capital employed or investment;

(h)	net income (before or after taxes);

(i)	pre- or after-tax income (before or after allocation of corporate overhead and bonuses);

(j)	earnings (gross, net, pre-tax, after-tax or per share), which may, but need not, exclude interest, depreciation, amortization, taxes and other items;

(k)	utilization;

(l)	improvement in or attainment of expense levels or working capital levels, including cash, inventory and accounts receivable;

(m)	gross or net profit margins;

(n)	stock price or total shareholder return;

(o)	cash flow or cash flow per Share (before or after dividends);

(p)	appreciation in and/or maintenance of the price of Shares or other publicly-traded securities of the Company;

(q)	debt reduction;

(r)	year-end cash;

(s)	financial ratios, including those measuring activity, leverage, liquidity or profitability, cost of capital or asset levels;

(t)	financing and other capital-raising transactions;

(u)	division revenue;

(v)	strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals or goals relating to acquisitions or divestitures; or

(w)	any combination thereof.

Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company or any Subsidiary, operating unit, restaurant concept or division of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, stockholders’ equity and/or Shares outstanding, or to assets or net assets. The Committee may appropriately adjust any evaluation of performance under criteria set forth in this Section 11.2 to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs, (v) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, (vi) pre-opening costs, and (vi) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30, and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report (or quarterly report on Form 10-Q) to shareholders for the applicable year; provided, that the Committee must commit to make any such adjustments, and shall specify such adjustments, within the time for prescribing performance targets generally as described in Section 11.4.

11.3 Negative Discretion Allowed. Notwithstanding any provision of the Plan (other than Section 13), with respect to any Restricted Share Award, Restricted Share Unit Award, Performance Award or Other Share-Based Award that is subject to this Section 11, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award to a Covered Employee, and the Committee may not waive the achievement of the applicable performance goals, except in the case of the death or disability of the Participant.

11.4 Section 162(m) Administration. To the extent necessary to comply with Section 162(m), with respect to grants of Performance Awards to a Covered Employee, no later than 90 days following the commencement of each performance period (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (1) select the performance goal or goals applicable to the performance period, (2) establish the various targets and bonus amounts which may be earned for such performance period, and (3) specify the relationship between performance goals and targets and the amounts to be earned by each Covered Employee for such performance period. Following the completion of each performance period, the Committee shall certify in writing whether the applicable performance targets have been achieved and the amounts, if any, payable to Covered Employees for such performance period. In determining the amount earned by a Covered Employee for a given performance period, subject to any applicable Award Agreement, the Committee shall have the right to reduce (but not increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant in its sole discretion to the assessment of individual or corporate performance for the performance period.

Section 12. Termination of Service.

Subject to the terms and conditions set forth herein, the Committee shall have the full power and authority to determine the terms and conditions that shall apply to any Award upon a Termination of Service with the Company or its Affiliates, including a termination by the Company with or without cause, by a Participant voluntarily, or by reason of death, disability or retirement (each, as may be defined by the Committee from time to time or set forth in an Award Agreement), and may provide such terms and conditions in the Award Agreement or in such rules and regulations as it may prescribe.

Section 13. Change In Control.

13.1 Impact on Certain Awards. Unless otherwise provided in an applicable Award Agreement or by the Committee at any time, in the event of a Change in Control of the Company, Options and Stock Appreciation Rights outstanding as of the date of the Change in Control may be cancelled and terminated without payment if the Fair Market Value of one Share as of the date of the Change in Control is less than the per Share Exercise Price of such Award. In the event of a Change in Control, the Committee may provide, in an Award Agreement or otherwise, that all Performance Awards shall be considered to be earned and payable (in full or pro rata based on the target value of the Award and the portion of Performance Period completed as of the date of the Change in Control) and any limitations or other restrictions shall lapse and such Performance Awards shall be immediately settled or distributed or that such Performance Awards shall continue or be cancelled.

13.2 Assumption or Substitution of Certain Awards.

(a) Unless otherwise provided in an Award Agreement or by the Committee at any time, in the event of a Change in Control of the Company in which the successor company assumes or substitutes for an Award (or in which the Company is the ultimate parent corporation and continues the Award), if the surviving or successor corporation terminates a Participant’s employment or service without “cause” (as such term is defined in the sole discretion of the Committee, or as set forth in the Award Agreement relating to such Award) within 12 months following such Change in Control: (i) such Participant’s Options and SARs outstanding as of the date of such termination will immediately vest, become fully exercisable, and may thereafter be exercised for 12 months, (ii) restrictions, limitations and other conditions applicable to such Participant’s Restricted Shares and Restricted Share Units outstanding as of the date of such termination shall lapse and the Restricted Shares and Restricted Share Units shall become free of all restrictions, limitations and conditions and become fully vested, and (iii) the restrictions, limitations and other conditions applicable to such Participant’s Other Stock-Based Awards or any other Awards (including the settlement at target level of any Performance Awards) shall lapse, and such Awards shall become free of all restrictions, limitations and conditions and become fully vested and transferable to the full extent of the original grant. For the purposes of this Section 13.2, an Award shall be considered assumed or substituted for if following the Change in Control the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company, the Committee may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of an Award, for each Share subject thereto, will be solely common stock of the successor company substantially equal in fair market value to the per Share consideration received by holders of Shares in the transaction constituting a Change in Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its discretion and its determination shall be conclusive and binding.

(b) Unless otherwise provided in an Award Agreement or by the Committee at any time, in the event of a Change in Control of the Company to the extent the successor company does not assume or substitute for an Award (or in which the Company is the ultimate parent corporation and does not continue the Award): (i) those Options and SARs outstanding as of the date of the Change in Control that are not assumed or substituted for (or continued) shall immediately vest and become fully exercisable, (ii) restrictions, limitations and other conditions applicable to Restricted Shares and Restricted Share Units that are not assumed or substituted for (or continued) shall lapse and the Restricted Shares and Restricted Share Units shall become free of all restrictions, limitations and conditions and become fully vested, and (iii) the restrictions, other limitations and other conditions applicable to any Other Stock-Based Awards or any other Awards (including the settlement at target level of Performance Awards) that are not assumed or substituted for (or continued) shall lapse, and such Other Stock-Based Awards or such other Awards shall become free of all restrictions, limitations and conditions and become fully vested and transferable to the full extent of the original grant.

(c) The Committee, in its discretion, may determine that, upon the occurrence of a Change in Control of the Company, each Option and SAR outstanding shall terminate within a specified number of days after notice to the Participant, and/or that each Participant shall receive, with respect to each Share subject to such Option or SAR, an amount equal to the excess of the Fair Market Value of such Share immediately prior to the occurrence of such Change in Control over the Option Price or Grant Price of such Option and/or SAR; such amount to be payable in cash, in one or more kinds of stock or property (including the stock or property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine. Upon the occurrence of a Change in Control, the Committee, in its sole discretion, may include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company that are not inconsistent with the provisions of the Plan.]

13.3 No Implied Rights; Other Limitations. No Participant shall have any right to prevent the consummation of any Change in Control or any of the acts described in Section 4.2 affecting the number of Shares available to, or other entitlement of, such Participant under the Plan or such Participant’s Award. Any actions or determinations of the Committee under this Section 13 need not be uniform as to all outstanding Awards, nor treat all Participants identically.

Section 14. Amendment and Termination.

14.1 Amendments to the Plan. Except as otherwise provided in the Plan, the Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to comply, including the rules and regulations of the principal securities exchange on which Shares are traded.

14.2 Amendments to Awards. Subject to the restrictions and shareholder approval requirements set forth in Section 6.2 and Section 14.1, the Committee may waive any conditions or rights under, amend any terms of or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.

14.3 Adjustments of Awards upon the Occurrence of Certain Unusual or Nonrecurring Events. Subject to Section 11.4, the Committee is hereby authorized to make equitable and proportionate adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (and shall make such adjustments for events described in Section 4.2 hereof) affecting the Company or any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations or accounting principles.

Section 15. General Provisions.

15.1 Limited Transferability of Awards. Subject to this Section 15.1, each Award shall be exercisable only by a Participant during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company and its Affiliates; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(a) Notwithstanding the foregoing, the Committee may, in its sole discretion, permit Awards other than Incentive Stock Options to be transferred by a Participant, without consideration, subject to such rules as the Committee may adopt consistent with any applicable Award Agreement to preserve the purposes of the Plan, to:

(i)	any person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 (collectively, the “Immediate Family Members”);

(ii)	a trust solely for the benefit of the Participant and his or her Immediate Family Members;

(iii)	a partnership or limited liability company whose only partners or shareholders are persons described in (i) or (ii) above; or

(iv)	any other transferee as may be approved by the Committee in its sole discretion or as provided in the applicable Award agreement;

(each transferee described in clauses (i), (ii), (iii) and (iv) above is hereinafter referred to as a “Permitted Transferee”); provided that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer is permissible and would comply with the requirements of the Plan and any applicable Award Agreement.

(b) The terms of any Award transferred in accordance with the immediately preceding Section shall apply to the Permitted Transferee and any reference in the Plan, or in any applicable Award Agreement, to a Participant shall be deemed to refer to the Permitted Transferee, except that (i) Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution; (ii) Permitted Transferees shall not be entitled to exercise any transferred Option unless there shall be in effect a registration statement on an appropriate form covering the Shares to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Award Agreement, that such a registration statement is necessary or appropriate, (iii) the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise, and (iv) the consequences of a Termination of Service by the Participant under the terms of the Plan and the applicable Award Agreement shall continue to be applied with respect to the Participant, including, without limitation, that an Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Award Agreement.

15.2 Dividend Equivalents. Subject to any limitations set forth in the Plan, in the sole and complete discretion of the Committee, an Award may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other securities or other property on a current or deferred basis. All dividend or dividend equivalents which are not paid currently may, at the Committee’s discretion, accrue interest, be reinvested into additional Shares, or, in the case of dividends or dividend equivalents credited in connection with Performance Awards, be credited as additional Performance Awards and paid to the Participant if and when, and to the extent that, payment is made pursuant to such Award. Notwithstanding the foregoing, and except as would otherwise constitute an adjustment pursuant to Section 4.2 of the Plan, no dividends or dividend equivalent rights shall be granted with respect to Options or SARs.

15.3 No Rights to Awards. No Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards need not be the same with respect to each Participant.

15.4 Share Certificates. All certificates for Shares or other securities of the Company or any Affiliate (or, if any such Shares or securities are in book-entry form, such book-entry balances and confirmation and account statements with respect thereto) delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of any regulatory authority, any stock exchange or other market upon which such Shares or other securities are then listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates (or confirmation and account statements for book-entry Shares) to make appropriate reference to such restrictions.

15.5 Tax Withholding. A Participant may be required to pay to the Company or any Affiliate and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan, or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding or other tax-related obligations in respect of an Award, its exercise or any other transaction involving an Award, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. Without limiting the generality of the foregoing, the Committee may in its discretion permit a Participant to satisfy or arrange to satisfy, in whole or in part, the tax obligations incident to an Award by: (a) electing to have the Company withhold Shares or other property otherwise deliverable to such Participant pursuant to his or her Award (provided, however, that the amount of any Shares so withheld shall not exceed the amount necessary to satisfy required federal, state, local and foreign withholding obligations using the maximum statutory withholding rates for federal, state, local and/or foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income, or such lower tax withholding rate as may be required to avoid the Company or any Affiliate incurring an adverse accounting charge) and/or (b) tendering to the Company Shares owned by such Participant (or by such Participant and his or her spouse jointly) and purchased or held for the requisite period of time as may be required to avoid the Company’s or the Affiliates’ incurring an adverse accounting charge, based, in each case, on the Fair Market Value of the Shares on the payment date as determined by the Committee. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

15.6 Forfeiture and Clawback Provisions. Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Committee shall have the right to provide, in an Award Agreement, or to require a Participant to agree by separate written or electronic instrument, that all Awards (including any proceeds, gains or other economic benefit actually or constructively received by the Participant upon any receipt or exercise of any Award or upon the receipt or resale of any Shares underlying the Award) of such Participant shall be subject to the provisions of any claw-back policy implemented by the Company at any time, including, without limitation, any claw-back policy adopted to comply with the requirements of applicable law, including without limitation the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such claw-back policy and/or in the applicable Award Agreement.

15.7 Award Agreements. Each Award hereunder shall be evidenced by an Award Agreement that shall be delivered to the Participant and may specify the terms and conditions of the Award and any rules applicable thereto. In the event of a conflict between the terms of the Plan and any Award Agreement, the terms of the Plan shall prevail. The Committee shall, subject to applicable law, determine the date an Award is deemed to be granted. The Committee or, except to the extent prohibited under applicable law, its delegate(s) may establish the terms of agreements or other documents evidencing Awards under this Plan and may, but need not, require as a condition to any such agreement’s or document’s effectiveness that such agreement or document be executed by the Participant, including by electronic signature or other electronic indication of acceptance, and that such Participant agree to such further terms and conditions as specified in such agreement or document. The grant of an Award under this Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in this Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the agreement or other document evidencing such Award.

15.8 No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of Options, Restricted Shares, Restricted Share Units, Other Stock-Based Awards or other types of Awards provided for hereunder.

15.9 No Right to Employment; Claims to Awards. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ or service of the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment or service, free from any liability or any claim under the Plan, unless otherwise expressly provided in an Award Agreement. No Employee, Director or Consultant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees, Directors or Consultants under the Plan.

15.10 No Rights as Shareholder. Subject to the provisions of the Plan and the applicable Award Agreement, no Participant or holder or beneficiary of any Award shall have any rights as a shareholder with respect to any Shares to be distributed under the Plan until such person has become a holder of such Shares. Notwithstanding the foregoing, in connection with each grant of Restricted Shares hereunder, the applicable Award Agreement shall specify if and to what extent the Participant shall not be entitled to the rights of a shareholder in respect of such Restricted Shares.

15.11 Compliance with Section 409A of the Code. Notwithstanding any other provisions of the Plan or any Award Agreements thereunder, it is intended that the provisions of the Plan and such Award Agreements comply with Section 409A of the Code, and that no Award shall be granted, deferred, accelerated, extended, paid out or modified under this Plan, or any Award Agreement interpreted, in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a Participant. Any provision of this Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to fail to satisfy Section 409A of the Code shall be amended to comply with Section 409A of the Code on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A of the Code. In the event that it is reasonably determined by the Board or Committee that, as a result of Section 409A of the Code, payments in respect of any Award under the Plan may not be made at the time contemplated by the terms of the Plan or the relevant Award agreement, as the case may be, without causing the Participant holding such Award to be subject to taxation under Section 409A of the Code, the Company will make such payment on the first day that would not result in the Participant incurring any tax liability under Section 409A of the Code; which, if the Participant is a “specified employee” within the meaning of Section 409A, shall be the first day following the six-month period beginning on the date of Participant’s Termination of Service. Unless otherwise provided in an Award Agreement or other document governing the issuance of such Award, payment of any Performance Award intended to qualify as a “short term deferral” within the meaning of Section 1.409A-1(b)(4)(i) of the U.S. Treasury Regulations shall be made between the first day following the close of the applicable Performance Period and the last day of the “applicable 2 1/2 month period” as defined therein. Although the Company intends to administer the Plan so that Awards will be exempt from, or will comply with, the requirements of Section 409A of the Code, the Company does not warrant that any Award under the Plan will qualify for favorable tax treatment under Section 409A of the Code or any other provision of federal, state, local or foreign law. The Company shall not be liable to any Participant for any tax, interest, or penalties that Participant might owe as a result of the grant, holding, vesting, exercise, or payment of any Award under the Plan.

15.12 Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Tennessee without giving effect to conflicts of laws principles.

15.13 Severability. If any provision of the Plan or any Award is, or becomes, or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

15.14 Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation (including applicable non-U.S. laws or regulations) or entitle the Company to recover the same under Exchange Act Section 16(b), and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.

15.15 No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

15.16 No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

15.17 Headings. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Section 16. Term Of The Plan.

16.1 Effective Date. The Plan shall be effective as of the date adopted by the Board (the “Effective Date”), provided that no Incentive Stock Options shall be granted hereunder unless the Plan is approved by the Company’s shareholders prior to such grant or within twelve months following any such grant.

16.2 Expiration Date. No new Awards shall be granted under the Plan after the tenth anniversary of the Effective Date. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award or to waive any conditions or rights under any such Award shall, continue after the tenth anniversary of the Effective Date.

J. ALEXANDER’S HOLDINGS, INC. 3401 WEST END AVE, SUITE 260 P.O. BOX 24300 NASHVILLE, TN 37202

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THIS   PROXY   CARD   IS   VALID   ONLY   WHEN   SIGNED   AND   DATED.

		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1.	Election of Class II Directors	☐	☐	☐
Nominees

01)	Frank R. Martire 02) Raymond R. Quirk

						For	Against	Abstain

2.	To approve the 162(m) related provisions of the J. Alexander’s Holdings, Inc. 2015 Equity Incentive Plan, as amended.					☐	☐	☐

3.	For ratification of the appointment of KPMG LLP as the registered independent public accounting firm for fiscal year 2017.					☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here. (see reverse for instructions)		Yes	No	☐
Please indicate if you plan to attend this meeting		☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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Annual Meeting of Shareholders
2609 West End Avenue, Nashville, TN 37203
May 31, 2017 at 9:30 AM Central Time
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Lonnie J. Stout II and Mark A. Parkey and each of them, as proxies, each with full power to appoint his substitute, to vote all of the Common Stock that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on May 31, 2017 beginning at 9:30 AM, Central Time, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side